Filed Pursuant to Rule 433
                                                    Registration No.: 333-130694


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MORGAN STANLEY                                                      May 17, 2007
Securitized Products Group    [Morgan Stanley Logo]
--------------------------------------------------------------------------------

                                   Term Sheet

                                 $1,021,000,000
                                  Approximately

                        Morgan Stanley ABS Capital I Inc.
                                 Series 2007-NC3

                       Mortgage Pass-Through Certificates

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE
This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/1030442/000090514806002120/
efc6-1020_forms3a.txt

                   IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                           GENERATED EMAIL DISCLAIMERS
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another email system.

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MORGAN STANLEY                                                      May 17, 2007
Securitized Products Group    [Morgan Stanley Logo]
--------------------------------------------------------------------------------

                          Approximately $1,021,000,000
                Morgan Stanley ABS Capital I Inc. Series 2007-NC3

                        Morgan Stanley ABS Capital I Inc.
                                    Depositor

                     Wells Fargo Bank, National Association
                  Master Servicer and Securities Administrator

                          Saxon Mortgage Services, Inc.
                       Countrywide Home Loans Servicing LP
                                    Servicers

                             Transaction Highlights
                             ----------------------

                           Original                                    Modified
                            Class        Expected                     Duration To                          Initial
Certificate               Certificate    Ratings       Avg Life To    Call(1)(3)/    Payment Window     Subordination
  Classes    Description  Balance(4)   (S&P/Moody's)  Call(1)/Mty(2)  Mty (2)(3)    To Call(1)/Mty(2)       Level       Benchmark
----------------------------------------------------------------------------------------------------------------------------------
    A-1        Floater    218,730,000     AAA/Aaa                        Not Offered                        26.40%     1 Mo. LIBOR
   A-2a        Floater    398,580,000     AAA/Aaa       0.80 / 0.80   0.77 / 0.77    1 - 20 / 1 - 20        26.40%     1 Mo. LIBOR
   A-2b        Floater    115,980,000     AAA/Aaa       2.00 / 2.00   1.88 / 1.88   20 - 28 / 20 - 28       26.40%     1 Mo. LIBOR
   A-2c        Floater    149,110,000     AAA/Aaa       3.50 / 3.50   3.12 / 3.12   28 - 70 / 28 - 70       26.40%     1 Mo. LIBOR
   A-2d        Floater     77,560,000     AAA/Aaa       8.04 / 8.89   6.34 / 6.78  70 - 115 / 70 - 202      26.40%     1 Mo. LIBOR
    M-1        Floater     51,520,000     AA+/Aa1       5.52 / 5.77   4.60 / 4.73  46 - 115 / 46 - 178      22.45%     1 Mo. LIBOR
    M-2        Floater     48,259,000      AA/Aa2       5.41 / 5.65   4.51 / 4.64  43 - 115 / 43 - 172      18.75%     1 Mo. LIBOR
    M-3        Floater     28,694,000      AA/Aa3       5.36 / 5.59   4.46 / 4.58  42 - 115 / 42 - 165      16.55%     1 Mo. LIBOR
    M-4        Floater     25,434,000      AA-/A1       5.33 / 5.54   4.42 / 4.53  41 - 115 / 41 - 161      14.60%     1 Mo. LIBOR
    M-5        Floater     24,129,000      A+/A2        5.31 / 5.51   4.37 / 4.48  40 - 115 / 40 - 156      12.75%     1 Mo. LIBOR
    M-6        Floater     22,825,000       A/A3        5.29 / 5.48   4.32 / 4.41  39 - 115 / 39 - 151      11.00%     1 Mo. LIBOR
    B-1        Floater     22,173,000    BBB+/Baa1                       Not Offered Hereby                  9.30%     1 Mo. LIBOR
    B-2        Floater     19,564,000    BBB+/Baa2                       Not Offered Hereby                  7.80%     1 Mo. LIBOR
    B-3        Floater     17,608,000     BBB/Baa3                       Not Offered Hereby                  6.45%     1 Mo. LIBOR
    B-4        Floater     19,564,000     BBB-/Ba1                       Not Offered Hereby                  4.95%     1 Mo. LIBOR
----------------------------------------------------------------------------------------------------------------------------------


Notes:      (1)   Certificates are priced to the 5% Optional Clean-up Call.
            (2)   Based on the pricing prepayment speed. See details below.
            (3)   Assumes pricing at par.
            (4)   Class sizes subject to a variance of plus or minus 5%.

Issuing Entity:                            Morgan Stanley ABS Capital I Inc.
                                           Trust 2007-NC3.

Depositor:                                 Morgan Stanley ABS Capital I Inc.

Original Loan Seller:                      NC Capital Corporation

Master Servicer:                           Wells Fargo Bank, National
                                           Association

Servicers:                                 Saxon Mortgage Services, Inc.
                                           (98.46%) and Countrywide Home Loans
                                           Servicing LP (1.54%)

Swap Provider and Cap Provider:            Morgan Stanley Capital Services Inc.

Trustee:                                   Deutsche Bank National Trust Company

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refer to important information and qualifications at the end of this material.
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                                     Page 2
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Securities and Swap Administrator:         Wells Fargo Bank, National
                                           Association

Manager:                                   Morgan Stanley & Co. Incorporated.

Rating Agencies:                           Standard & Poor's Ratings Service,
                                           and Moody's Investors Service, Inc.

LIBOR Certificates:                        The Class A-1, A-2a, A-2b, A-2c,
                                           A-2d, M-1, M-2, M-3, M-4, M-5, M-6,
                                           B-1, B-2, B-3 and B-4 Certificates.

Class A Certificates:                      The Class A-1, A-2a, A-2b, A-2c and
                                           A-2d Certificates.

Group I Class A Certificates:              The Class A-1 Certificates.

Group II Class A Certificates:             The Class A-2a, Class A-2b, Class
                                           A-2c and Class A-2d Certificates.

Class A Certificate Group:                 The Group I Class A Certificates and
                                           Group II Class A Certificates, as
                                           applicable.

Expected Closing Date:                     May 31, 2007 through DTC and
                                           Euroclear or Clearstream. The
                                           Certificates will be sold without
                                           accrued interest.

Cut-off Date:                              May 1, 2007.

Distribution Dates:                        The 25th of each month, or if such
                                           day is not a business day, on the
                                           next business day, beginning June 25,
                                           2007.

Final Scheduled Distribution Date:         For all LIBOR Certificates, the
                                           Distribution Date occurring in May
                                           2037.

Minimum Denomination:                      The LIBOR Certificates will be issued
                                           and available in denominations of
                                           $25,000 initial principal balance and
                                           integral multiples of $1 in excess of
                                           $25,000.

Due Period:                                For any Distribution Date, the period
                                           commencing on the second day of the
                                           calendar month preceding the month in
                                           which that Distribution Date occurs
                                           and ending on the first day of the
                                           calendar month in which that
                                           Distribution Date occurs.

Interest Accrual Period:                   The interest accrual period for the
                                           LIBOR Certificates with respect to
                                           any Distribution Date will be the
                                           period beginning with the previous
                                           Distribution Date (or, in the case of
                                           the first Distribution Date, the
                                           Closing Date) and ending on the day
                                           prior to the current Distribution
                                           Date (on an actual/360 day count
                                           basis).

The Mortgage Loans:                        The Trust will consist of
                                           approximately $1,304.3 million of
                                           adjustable- and fixed-rate subprime
                                           residential, first-lien and
                                           second-lien mortgage loans.

Group I Mortgage Loans:                    Approximately $297.2 million of
                                           Mortgage Loans with original
                                           principal balances that conform to
                                           the original principal balance limits
                                           for one- to four-family residential
                                           mortgage loan guidelines for purchase
                                           by Fannie Mae and Freddie Mac.

Group II Mortgage Loans:                   Approximately $1,007.1 million of
                                           Mortgage Loans with original
                                           principal balances that may or may
                                           not conform to the original principal
                                           balance limits for one- to
                                           four-family residential mortgage loan
                                           guidelines for purchase by Fannie Mae
                                           and Freddie Mac.

Pricing Prepayment Speed:                  o Fixed Rate Mortgage Loans: CPR
                                           starting at approximately 4% CPR in
                                           month 1 and increasing to 23% CPR in
                                           month 16 (19%/15 increase for each
                                           month), and remaining at 23% CPR
                                           thereafter

                                           o ARM Mortgage Loans: 28% CPR

Credit Enhancement:                        The LIBOR Certificates are credit
                                           enhanced by:

                                           1)    Net monthly excess cashflow
                                                 from the Mortgage Loans after
                                                 taking into account certain
                                                 payments received or paid by
                                                 the trust pursuant to the
                                                 interest rate swap agreement,
                                           2)    4.95% overcollateralization
                                                 (funded upfront). On and after
                                                 the Stepdown Date, so long as a
                                                 Trigger Event is not in effect,
                                                 the required
                                                 overcollateralization will
                                                 equal 9.90% of the aggregate
                                                 stated principal balance of the
                                                 Mortgage Loans as of the last
                                                 day of the applicable Due
                                                 Period, subject to a 0.50%
                                                 floor, based on the aggregate
                                                 stated principal balance of the
                                                 Mortgage Loans as of the
                                                 Cut-off Date, and
                                           3)    Subordination of distributions
                                                 on the more subordinate classes
                                                 of certificates (if applicable)
                                                 to the required distributions
                                                 on the more senior classes of
                                                 certificates.

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refer to important information and qualifications at the end of this material.
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                                     Page 3
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Senior Enhancement Percentage:             For any Distribution Date, the
                                           percentage obtained by dividing (x)
                                           the aggregate Class Certificate
                                           Balance of the subordinate
                                           certificates (together with any
                                           overcollateralization and taking into
                                           account the distributions of the
                                           Principal Distribution Amount and all
                                           payments of principal from the Swap
                                           Account, if any, for such
                                           Distribution Date) by (y) the
                                           aggregate stated principal balance of
                                           the Mortgage Loans as of the last day
                                           of the related Due Period.

Stepdown Date:                             The later to occur of:

                                           (x)   The earlier of:
                                                 (a)   The Distribution Date
                                                       occurring in June 2010;
                                                       and
                                                 (b)   The Distribution Date
                                                       following the
                                                       Distribution Date on
                                                       which the aggregate
                                                       balance of the Class A
                                                       Certificates is reduced
                                                       to zero; and
                                           (y)   The first Distribution Date on
                                                 which the Senior Enhancement
                                                 Percentage (calculated for this
                                                 purpose only after taking into
                                                 account payments of principal
                                                 on the Mortgage Loans on the
                                                 last day of the related Due
                                                 Period but prior to principal
                                                 distributions to the
                                                 certificates on the applicable
                                                 Distribution Date) is greater
                                                 than or equal to approximately
                                                 52.80%.

Trigger Event:                             Either a Delinquency Trigger Event or
                                           a Cumulative Loss Trigger Event.

Delinquency Trigger Event:                 A Delinquency Trigger Event is in
                                           effect on any Distribution Date if on
                                           that Distribution Date the 60 Day+
                                           Rolling Average (the rolling 3 month
                                           average percentage of Mortgage Loans
                                           that are 60 or more days delinquent,
                                           including Mortgage Loans in
                                           foreclosure and Mortgage Loans
                                           related to REO Property) equals or
                                           exceeds a given percentage of the
                                           prior period's Enhancement Percentage
                                           to the bond specified below:

                                           Class A Certificates remain outstanding   30.30% of the Senior Enhancement Percentage

                                           On and after Class A pays off             35.63% of the Class M-1 Enhancement Percentage

                                           On and after Class M-1 pays off           42.66% of the Class M-2 Enhancement Percentage

Cumulative Loss Trigger Event:             A Cumulative Loss Trigger Event is in
                                           effect on any Distribution Date if
                                           the aggregate amount of Realized
                                           Losses incurred since the Cut-off
                                           Date through the last day of the
                                           related Prepayment Period divided by
                                           the aggregate stated principal
                                           balance of the Mortgage Loans as of
                                           the Cut-off Date exceeds the
                                           applicable cumulative loss
                                           percentages described below with
                                           respect to such Distribution Date:

                                           Months 25- 36           1.800% for the first month, plus an additional 1/12th of 2.250%
                                                                   for each month thereafter (e.g., 2.925% in Month 31)

                                           Months 37- 48           4.050% for the first month, plus an additional 1/12th of 2.250%
                                                                   for each month thereafter (e.g., 5.175% in Month 43)

                                           Months 49- 60           6.300% for the first month, plus an additional 1/12th of 1.850%
                                                                   for each month thereafter (e.g., 7.225% in Month 55)

                                           Months 61- 72           8.150% for the first month, plus an additional 1/12th of 1.000%
                                                                   for each month thereafter (e.g., 8.650% in Month 67)

                                           Months 73- thereafter   9.150%

Initial Subordination Percentage:          Class A:   26.40%
                                           Class M-1: 22.45%
                                           Class M-2: 18.75%
                                           Class M-3: 16.55%
                                           Class M-4: 14.60%
                                           Class M-5: 12.75%
                                           Class M-6: 11.00%
                                           Class B-1:  9.30%
                                           Class B-2:  7.80%
                                           Class B-3:  6.45%
                                           Class B-4:  4.95%

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refer to important information and qualifications at the end of this material.
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                                     Page 4
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Optional Clean-up Call:                    When the current aggregate stated
                                           principal balance of the Mortgage
                                           Loans is less than or equal to 5% of
                                           the aggregate stated principal
                                           balance of the Mortgage Loans as of
                                           the Cut-off Date.

Step-up Coupons:                           For all LIBOR Certificates the coupon
                                           will increase after the Optional
                                           Clean-up Call date, should the call
                                           not be exercised. The applicable
                                           fixed margin will increase by 2x on
                                           the Class A Certificates and by 1.5x
                                           on all other Certificates after the
                                           first Distribution Date on which the
                                           Optional Clean-up Call is
                                           exercisable.

Group I Class A Certificates               The Class A-1 Certificates will
Pass-Through Rate:                         accrue interest at a variable rate
                                           equal to the least of (i) one-month
                                           LIBOR plus [] bps ([] bps after the
                                           first Distribution Date on which the
                                           Optional Clean-up Call is
                                           exercisable), (ii) the Loan Group I
                                           Cap and (iii) the WAC Cap.

Group II Class A Certificates              The Class A-2a, A-2b, A-2c and A-2d
Pass-Through Rate:                         Certificates will accrue interest at
                                           a variable rate equal to the least of
                                           (i) one-month LIBOR plus [] bps ([]
                                           bps after the first Distribution Date
                                           on which the Optional Clean-up Call
                                           is exercisable), (ii) the Loan Group
                                           II Cap and (iii) the WAC Cap.

Class M-1 Pass-Through Rate:               The Class M-1 Certificates will
                                           accrue interest at a variable rate
                                           equal to the lesser of (i) one-month
                                           LIBOR plus [] bps ([] bps after the
                                           first Distribution Date on which the
                                           Optional Clean-up Call is
                                           exercisable) and (ii) the WAC Cap.

Class M-2 Pass-Through Rate:               The Class M-2 Certificates will
                                           accrue interest at a variable rate
                                           equal to the lesser of (i) one-month
                                           LIBOR plus [] bps ([] bps after the
                                           first Distribution Date on which the
                                           Optional Clean-up Call is
                                           exercisable) and (ii) the WAC Cap.

Class M-3 Pass-Through Rate:               The Class M-3 Certificates will
                                           accrue interest at a variable rate
                                           equal to the lesser of (i) one-month
                                           LIBOR plus [] bps ([] bps after the
                                           first Distribution Date on which the
                                           Optional Clean-up Call is
                                           exercisable) and (ii) the WAC Cap.

Class M-4 Pass-Through Rate:               The Class M-4 Certificates will
                                           accrue interest at a variable rate
                                           equal to the lesser of (i) one-month
                                           LIBOR plus [] bps ([] bps after the
                                           first Distribution Date on which the
                                           Optional Clean-up Call is
                                           exercisable) and (ii) the WAC Cap.

Class M-5 Pass-Through Rate:               The Class M-5 Certificates will
                                           accrue interest at a variable rate
                                           equal to the lesser of (i) one-month
                                           LIBOR plus [] bps ([] bps after the
                                           first Distribution Date on which the
                                           Optional Clean-up Call is
                                           exercisable) and (ii) the WAC Cap.

Class M-6 Pass-Through Rate:               The Class M-6 Certificates will
                                           accrue interest at a variable rate
                                           equal to the lesser of (i) one-month
                                           LIBOR plus [] bps ([] bps after the
                                           first Distribution Date on which the
                                           Optional Clean-up Call is
                                           exercisable) and (ii) the WAC Cap.

Class B-1 Pass-Through Rate:               The Class B-1 Certificates will
                                           accrue interest at a variable rate
                                           equal to the lesser of (i) one-month
                                           LIBOR plus [] bps ([] bps after the
                                           first Distribution Date on which the
                                           Optional Clean-up Call is
                                           exercisable) and (ii) the WAC Cap.

Class B-2 Pass-Through Rate:               The Class B-2 Certificates will
                                           accrue interest at a variable rate
                                           equal to the lesser of (i) one-month
                                           LIBOR plus [] bps ([] bps after the
                                           first Distribution Date on which the
                                           Optional Clean-up Call is
                                           exercisable) and (ii) the WAC Cap.

Class B-3 Pass-Through Rate:               The Class B-3 Certificates will
                                           accrue interest at a variable rate
                                           equal to the lesser of (i) one-month
                                           LIBOR plus [] bps ([] bps after the
                                           first Distribution Date on which the
                                           Optional Clean-up Call is
                                           exercisable) and (ii) the WAC Cap.

Class B-4 Pass-Through Rate:               The Class B-4 Certificates will
                                           accrue interest at a variable rate
                                           equal to the lesser of (i) one-month
                                           LIBOR plus [] bps ([] bps after the
                                           first Distribution Date on which the
                                           Optional Clean-up Call is
                                           exercisable) and (ii) the WAC Cap.

WAC Cap: For any Distribution Date, the weighted average of the interest rates for each mortgage loan (in each case, less the applicable Expense Fee
                                           Rate) then in effect at the beginning
                                           of the related Due Period less the
                                           Swap Payment Rate, adjusted, in each
                                           case, to accrue on the basis of a
                                           360-day year and the actual number of
                                           days in the related Interest Accrual
                                           Period.

Loan Group I Cap:                          For any Distribution Date, the
                                           weighted average of the interest
                                           rates for each Group I Mortgage Loan
                                           (in each case, less the applicable
                                           Expense Fee Rate) then in effect at
                                           the beginning of the related Due
                                           Period less the Swap Payment Rate,
                                           adjusted, in each case, to accrue on
                                           the basis of a 360-day year and the
                                           actual number of days in the related
                                           Interest Accrual Period.

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refer to important information and qualifications at the end of this material.
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                                     Page 5
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Loan Group II Cap:                         For any Distribution Date, the
                                           weighted average of the interest
                                           rates for each Group II Mortgage Loan
                                           (in each case, less the applicable
                                           Expense Fee Rate) then in effect at
                                           the beginning of the related Due
                                           Period less the Swap Payment Rate,
                                           adjusted, in each case, to accrue on
                                           the basis of a 360-day year and the
                                           actual number of days in the related
                                           Interest Accrual Period.

Swap Payment Rate:                         For any Distribution Date, a
                                           fraction, the numerator of which is
                                           any Net Swap Payment or Swap
                                           Termination Payment owed to the Swap
                                           Provider (other than any Defaulted
                                           Swap Termination Payment) for such
                                           Distribution Date and the denominator
                                           of which is the stated principal
                                           balance of the Mortgage Loans at the
                                           beginning of the related due period,
                                           multiplied by 12.

Interest Rate Cap:                         Beginning on the first Distribution
                                           Date, and for a period of 10 months
                                           thereafter, an Interest Rate Cap will
                                           be entered into by the trust for the
                                           benefit of the LIBOR Certificates.

                                           For its duration, the Interest Rate
                                           Cap pays the trust the product of (i)
                                           the excess, if any, of the then
                                           current one-month LIBOR rate over the
                                           cap strike rate (on an actual/360 day
                                           count basis) and (ii) the Interest
                                           Rate Cap Notional Balance as
                                           described on the schedule herein.

Interest Rate Cap Payment Allocation:      Any payments from the Interest Rate
                                           Cap shall be available to pay any
                                           Basis Risk Carry Forward Amounts due
                                           to the LIBOR Certificates first pro
                                           rata by outstanding balance and then
                                           pro rata by any Basis Risk Carry
                                           Forward Amounts remaining
                                           outstanding.

Group I Class A Basis Risk Carry Forward   As to any Distribution Date, the
Amount:                                    supplemental interest amount for each
                                           of the Group I Class A Certificates
                                           will equal the sum of:

                                           (i)   The excess, if any, of interest
                                                 that would otherwise be due on
                                                 such Certificates at the Group
                                                 I Class A Certificates
                                                 Pass-Through Rate (without
                                                 regard to the Loan Group I Cap
                                                 or WAC Cap) over interest due
                                                 such Certificates at a rate
                                                 equal to the lesser of the Loan
                                                 Group I Cap or WAC Cap;
                                           (ii)  Any Group I Class A Basis Risk
                                                 Carry Forward Amount remaining
                                                 unpaid from prior Distribution
                                                 Dates; and
                                           (iii) Interest on the amount in
                                                 clause (ii) at the related
                                                 Group I Class A Certificates
                                                 Pass-Through Rate (without
                                                 regard to the Loan Group I Cap
                                                 or WAC Cap).

Group II Class A Basis Risk Carry          As to any Distribution Date, the
Forward Amount:                            supplemental interest amount for each
                                           of the Group II Class A Certificates
                                           will equal the sum of:

                                           (i)   The excess, if any, of interest
                                                 that would otherwise be due on
                                                 such Certificates at the Group
                                                 II Class A Certificates
                                                 Pass-Through Rate (without
                                                 regard to the Loan Group II Cap
                                                 or WAC Cap) over interest due
                                                 such Certificates at a rate
                                                 equal to the lesser of the Loan
                                                 Group II Cap or WAC Cap;
                                           (ii)  Any Group II Class A Basis Risk
                                                 Carry Forward Amount remaining
                                                 unpaid from prior Distribution
                                                 Dates; and
                                           (iii) Interest on the amount in
                                                 clause (ii) at the related
                                                 Group II Class A Certificates
                                                 Pass-Through Rate (without
                                                 regard to the Loan Group II Cap
                                                 or WAC Cap).

Class M-1, M-2, M-3, M-4,                  As to any Distribution Date, the
M-5, M-6, B-1, B-2, B-3 and B-4            supplemental interest amount for each
Basis Risk Carry Forward Amounts:          of the Class M-1, M-2, M-3, M-4, M-5,
                                           M-6, B-1, B-2, B-3 and B-4
                                           Certificates will equal the sum of:

                                           (i)   The excess, if any, of interest
                                                 that would otherwise be due on
                                                 such Certificates at such
                                                 Certificates' applicable
                                                 Pass-Through Rate (without
                                                 regard to the WAC Cap) over
                                                 interest due such Certificates
                                                 at a rate equal to the WAC Cap;
                                           (ii)  Any Basis Risk Carry Forward
                                                 Amount for such class remaining
                                                 unpaid for such Certificate
                                                 from prior Distribution Dates;
                                                 and
                                           (iii) Interest on the amount in
                                                 clause (ii) at the
                                                 Certificates' applicable
                                                 Pass-Through Rate (without
                                                 regard to the WAC Cap).

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refer to important information and qualifications at the end of this material.
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                                     Page 6
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Interest Distributions on LIBOR            On each Distribution Date and after
Certificates:                              payments of servicing and trustee
                                           fees, if any, and other expenses,
                                           including any Net Swap Payments and
                                           any Swap Termination Payment owed to
                                           the Swap Provider, other than
                                           Defaulted Swap Termination Payments
                                           owed to the Swap Provider to the
                                           extent a Replacement Swap Provider
                                           Payment has not been made to the Swap
                                           Account, interest distributions from
                                           any remaining Interest Remittance
                                           Amount will be allocated as follows:

                                           (i)   the portion of the Interest
                                                 Remittance Amount attributable
                                                 to the Group I Mortgage Loans
                                                 will be allocated according to
                                                 the related Accrued Certificate
                                                 Interest and any unpaid
                                                 interest shortfall amounts for
                                                 such class, as applicable,
                                                 first, to the Group I Class A
                                                 Certificates and second, pro
                                                 rata, based on their respective
                                                 entitlements to such amounts,
                                                 to the Group II Class A
                                                 Certificates;
                                           (ii)  the portion of the Interest
                                                 Remittance Amount attributable
                                                 to the Group II Mortgage Loans
                                                 will be allocated according to
                                                 the related Accrued Certificate
                                                 Interest and any unpaid
                                                 interest shortfall amounts for
                                                 such class, as applicable,
                                                 first, pro rata, based on their
                                                 respective entitlements to such
                                                 amounts, to the Group II Class
                                                 A Certificates and second, to
                                                 the Group I Class A
                                                 Certificates;
                                           (iii) to the Class M-1 Certificates,
                                                 its Accrued Certificate
                                                 Interest;
                                           (iv)  to the Class M-2 Certificates,
                                                 its Accrued Certificate
                                                 Interest;
                                           (v)   to the Class M-3 Certificates,
                                                 its Accrued Certificate
                                                 Interest;
                                           (vi)  to the Class M-4 Certificates,
                                                 its Accrued Certificate
                                                 Interest;
                                           (vii) to the Class M-5 Certificates,
                                                 its Accrued Certificate
                                                 Interest;
                                           (viii)to the Class M-6 Certificates,
                                                 its Accrued Certificate
                                                 Interest;
                                           (ix)  to the Class B-1 Certificates,
                                                 its Accrued Certificate
                                                 Interest;
                                           (x)   to the Class B-2 Certificates,
                                                 its Accrued Certificate
                                                 Interest;
                                           (xi)  to the Class B-3 Certificates,
                                                 its Accrued Certificate
                                                 Interest; and
                                           (xii) to the Class B-4 Certificates,
                                                 its Accrued Certificate
                                                 Interest.

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refer to important information and qualifications at the end of this material.
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                                     Page 7

Principal Distributions on LIBOR           On each Distribution Date (a) prior
Certificates:                              to the Stepdown Date or (b) on which
                                           a Trigger Event is in effect,
                                           principal distributions from the
                                           Principal Distribution Amount will be
                                           allocated as follows:

                                           (i)   to the Swap Account, the sum of
                                                 (x) all Net Swap Payments and
                                                 (y) any Swap Termination
                                                 Payment owed to the Swap
                                                 Provider, other than Defaulted
                                                 Swap Termination Payments owed
                                                 to the Swap Provider to the
                                                 extent a Replacement Swap
                                                 Provider Payment has not been
                                                 made to the Swap Account;
                                           (ii)  to the Class A Certificates,
                                                 allocated between the Class A
                                                 Certificates as described
                                                 below, until the Class
                                                 Certificate Balances have been
                                                 reduced to zero;
                                           (iii) to the Class M-1 Certificates,
                                                 until the Class Certificate
                                                 Balance has been reduced to
                                                 zero;
                                           (iv)  to the Class M-2 Certificates,
                                                 until the Class Certificate
                                                 Balance has been reduced to
                                                 zero;
                                           (v)   to the Class M-3 Certificates,
                                                 until the Class Certificate
                                                 Balance has been reduced to
                                                 zero;
                                           (vi)  to the Class M-4 Certificates,
                                                 until the Class Certificate
                                                 Balance has been reduced to
                                                 zero;
                                           (vii) to the Class M-5 Certificates,
                                                 until the Class Certificate
                                                 Balance has been reduced to
                                                 zero;
                                           (viii)to the Class M-6 Certificates,
                                                 until the Class Certificate
                                                 Balance has been reduced to
                                                 zero;
                                           (ix)  to the Class B-1 Certificates,
                                                 until the Class Certificate
                                                 Balance has been reduced to
                                                 zero;
                                           (x)   to the Class B-2 Certificates,
                                                 until the Class Certificate
                                                 Balance has been reduced to
                                                 zero;
                                           (xi)  to the Class B-3 Certificates,
                                                 until the Class Certificate
                                                 Balance has been reduced to
                                                 zero; and
                                           (xii) to the Class B-4 Certificates,
                                                 until the Class Certificate
                                                 Balance has been reduced to
                                                 zero.

                                           On each Distribution Date (a) on or
                                           after the Stepdown Date and (b) on
                                           which a Trigger Event is not in
                                           effect, principal distributions from
                                           the Principal Distribution Amount
                                           will be allocated as follows:

                                           (i)   to the Swap Account, the sum of
                                                 (x) all Net Swap Payments and
                                                 (y) any Swap Termination
                                                 Payment owed to the Swap
                                                 Provider, other than Defaulted
                                                 Swap Termination Payments owed
                                                 to the Swap Provider to the
                                                 extent a Replacement Swap
                                                 Provider Payment has not been
                                                 made to the Swap Account;
                                           (ii)  to the Class A Certificates,
                                                 the lesser of the remaining
                                                 Principal Distribution Amount
                                                 and the Class A Principal
                                                 Distribution Amount, allocated
                                                 between the Class A
                                                 Certificates as described
                                                 below, until the Class
                                                 Certificate Balances thereof
                                                 have been reduced to zero;
                                           (iii) to the Class M-1 Certificates,
                                                 the lesser of the remaining
                                                 Principal Distribution Amount
                                                 and the Class M-1 Principal
                                                 Distribution Amount, until the
                                                 Class Certificate Balance
                                                 thereof has been reduced to
                                                 zero;
                                           (iv)  to the Class M-2 Certificates,
                                                 the lesser of the remaining
                                                 Principal Distribution Amount
                                                 and the Class M-2 Principal
                                                 Distribution Amount, until the
                                                 Class Certificate Balance
                                                 thereof has been reduced to
                                                 zero;
                                           (v)   to the Class M-3 Certificates,
                                                 the lesser of the remaining
                                                 Principal Distribution Amount
                                                 and the Class M-3 Principal
                                                 Distribution Amount, until the
                                                 Class Certificate Balance
                                                 thereof has been reduced to
                                                 zero;
                                           (vi)  to the Class M-4 Certificates,
                                                 the lesser of the remaining
                                                 Principal Distribution Amount
                                                 and the Class M-4 Principal
                                                 Distribution Amount, until the
                                                 Class Certificate Balance
                                                 thereof has been reduced to
                                                 zero;
                                           (vii) to the Class M-5 Certificates,
                                                 the lesser of the remaining
                                                 Principal Distribution Amount
                                                 and the Class M-5 Principal
                                                 Distribution Amount, until the
                                                 Class Certificate Balance
                                                 thereof has been reduced to
                                                 zero;
                                           (viii)to the Class M-6 Certificates,
                                                 the lesser of the remaining
                                                 Principal Distribution Amount
                                                 and the Class M-6 Principal
                                                 Distribution Amount, until the
                                                 Class Certificate Balance
                                                 thereof has been reduced to
                                                 zero;
                                           (ix)  to the Class B-1 Certificates,
                                                 the lesser of the remaining
                                                 Principal Distribution Amount
                                                 and the Class B-1 Principal
                                                 Distribution Amount, until the
                                                 Class Certificate Balance
                                                 thereof has been reduced to
                                                 zero;
                                           (x)   to the Class B-2 Certificates,
                                                 the lesser of the remaining
                                                 Principal Distribution Amount
                                                 and the Class B-2 Principal
                                                 Distribution Amount, until the
                                                 Class Certificate Balance
                                                 thereof has been reduced to
                                                 zero;
                                           (xi)  to the Class B-3 Certificates,
                                                 the lesser of the remaining
                                                 Principal Distribution Amount
                                                 and the Class B-3 Principal
                                                 Distribution Amount, until the
                                                 Class Certificate Balance
                                                 thereof has been reduced to
                                                 zero; and
                                           (xii) to the Class B-4 Certificates,
                                                 the lesser of the remaining
                                                 Principal Distribution Amount
                                                 and the Class B-4 Principal
                                                 Distribution Amount, until the
                                                 Class Certificate Balance
                                                 thereof has been reduced to
                                                 zero.

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refer to important information and qualifications at the end of this material.
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                                     Page 8

Class A Principal Allocation:              Except as described below, the Group
                                           II Class A Certificates will receive
                                           principal sequentially: the Class
                                           A-2b Certificates will not receive
                                           principal distributions until the
                                           Class Certificate Balance of the
                                           Class A-2a Certificates has been
                                           reduced to zero, the Class A-2c
                                           Certificates will not receive
                                           principal distributions until the
                                           Class Certificate Balance of the
                                           Class A-2b Certificates has been
                                           reduced to zero and the Class A-2d
                                           Certificates will not receive
                                           principal distributions until the
                                           Class Certificate Balance of the
                                           Class A-2c Certificates has been
                                           reduced to zero.

                                           All principal distributions to the
                                           holders of the Class A Certificates
                                           on any Distribution Date will be
                                           allocated concurrently between the
                                           Group I Class A Certificates, on the
                                           one hand, and the Group II Class A
                                           Certificates, on the other hand,
                                           based on the Class A Principal
                                           Allocation Percentage for the Group I
                                           Class A Certificates and the Group II
                                           Class A Certificates, as applicable.

                                           However, if the Class Certificate
                                           Balances of the Class A Certificates
                                           in either Class A Certificate Group
                                           are reduced to zero, then the
                                           remaining amount of principal
                                           distributions distributable to the
                                           Class A Certificates on that
                                           Distribution Date, and the amount of
                                           those principal distributions
                                           distributable on all subsequent
                                           Distribution Dates, will be
                                           distributed to the holders of the
                                           Class A Certificates in the other
                                           Class A Certificate Group remaining
                                           outstanding, in accordance with the
                                           principal distribution allocations
                                           described herein, until their Class
                                           Certificate Balances have been
                                           reduced to zero. Any payments of
                                           principal to the Group I Class A
                                           Certificates will be made first from
                                           payments relating to the Group I
                                           Mortgage Loans, and any payments of
                                           principal to the Group II Class A
                                           Certificates will be made first from
                                           payments relating to the Group II
                                           Mortgage Loans.

                                           Notwithstanding the above, in the
                                           event that all subordinate classes,
                                           including the Class X certificates,
                                           have been reduced to zero, principal
                                           distributions to the Group II Class A
                                           Certificates will be distributed pro
                                           rata, based upon their respective
                                           Class Certificate Balances, to the
                                           Class A-2a, Class A-2b, Class A-2c
                                           and Class A-2d Certificates.

Swap Payment Allocation:                   For a given Class of Certificates
                                           outstanding, a pro rata share of the
                                           Net Swap Payment owed by the Swap
                                           Provider (if any), based on the
                                           outstanding Class Certificate Balance
                                           of that Class.

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refer to important information and qualifications at the end of this material.
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                                     Page 9

Swap Payment Priority:                     All payments due under the interest
                                           rate swap agreement and any Swap
                                           Termination Payment pursuant to the
                                           swap agreement, including, without
                                           duplication, payments received by the
                                           trust as a result of entering into a
                                           replacement interest rate swap
                                           agreement (a Replacement Swap
                                           Provider Payment), will be deposited
                                           into the Swap Account, and allocated
                                           in the following order of priority:

                                           (i)   to pay any Net Swap Payment
                                                 owed to the Swap Provider
                                                 pursuant to the interest rate
                                                 swap agreement;
                                           (ii)  to pay any Swap Termination
                                                 Payment to the Swap Provider,
                                                 other than a Defaulted Swap
                                                 Termination Payment, owed to
                                                 the Swap Provider for that
                                                 distribution date;
                                           (iii) to the Class A-1, A-2a, A-2b,
                                                 A-2c and A-2d Certificates,
                                                 Accrued Certificate Interest
                                                 and unpaid interest shortfall
                                                 amounts, on a pro rata basis,
                                                 to the extent not yet paid;
                                           (iv)  to the Class M-1, M-2, M-3,
                                                 M-4, M-5, M-6, B-1, B-2, B-3
                                                 and B-4 Certificates, Accrued
                                                 Certificate Interest and unpaid
                                                 interest shortfall amounts,
                                                 sequentially and in that order,
                                                 to the extent not yet paid;
                                           (v)   to be paid as principal, in
                                                 accordance with the principal
                                                 distribution rules in effect
                                                 for such Distribution Date, as
                                                 needed to maintain the required
                                                 overcollateralization;
                                           (vi)  concurrently, to the Class A-1,
                                                 A-2a, A-2b, A-2c and A-2d
                                                 Certificates, any Basis Risk
                                                 Carry Forward Amount for such
                                                 Class up to the respective Swap
                                                 Payment Allocation, to the
                                                 extent not yet paid;
                                           (vii) sequentially, to the Class M-1,
                                                 M-2, M-3, M-4, M-5, M-6, B-1,
                                                 B-2, B-3 and B-4 Certificates,
                                                 any Basis Risk Carry Forward
                                                 Amount for such Class up to the
                                                 respective Swap Payment
                                                 Allocation, to the extent not
                                                 yet paid;
                                           (viii)concurrently, to the Class A
                                                 Certificates, Class M
                                                 Certificates and Class B
                                                 Certificates, any unpaid Basis
                                                 Risk Carry Forward Amount, pro
                                                 rata based on need;
                                           (ix)  sequentially, to the Class M-1,
                                                 M-2, M-3, M-4, M-5, M-6, B-1,
                                                 B-2, B-3 and B-4 Certificates,
                                                 the allocated unreimbursed
                                                 realized loss amount, to the
                                                 extent not yet paid;
                                           (x)   to pay any Defaulted Swap
                                                 Termination Payment to the Swap
                                                 Provider for that distribution
                                                 date; and
                                           (xi)  all remaining amounts to the
                                                 holder of the Class X
                                                 Certificates.

                                           In the event that the trust enters
                                           into a replacement interest rate swap
                                           agreement and the trust is entitled
                                           to receive a Replacement Swap
                                           Provider Payment, the trustee will be
                                           required to direct the replacement
                                           swap provider (or its guarantor) to
                                           make such Replacement Swap Provider
                                           Payment to the Swap Account.
                                           Notwithstanding the foregoing, any
                                           Replacement Swap Provider Payment
                                           will be made from the Swap Account to
                                           the Swap Provider (or its guarantor)
                                           immediately upon receipt of such
                                           payment, regardless of whether the
                                           date of receipt is a distribution
                                           date. If any Replacement Swap
                                           Provider Payment is made to an
                                           account other than the Swap Account,
                                           then any Replacement Swap Provider
                                           Payment will be required to be paid
                                           to the Swap Provider (or its
                                           guarantor) immediately upon receipt
                                           of such Replacement Swap Provider
                                           Payment by the trust, regardless of
                                           whether the date of receipt is a
                                           distribution date. The Swap Provider
                                           will have first priority to any
                                           Replacement Swap Provider Payment
                                           over the payment by the trust to
                                           certificateholders, the servicers,
                                           the trustee or any other person. If
                                           any such amount received from a
                                           replacement swap provider and paid to
                                           the Swap Provider is less than the
                                           full amount of a Swap Termination
                                           Payment owed to the Swap Provider,
                                           the remaining amount of the Swap
                                           Termination Payment will remain
                                           payable to the Swap Provider in
                                           accordance with the priority of
                                           payment described above.

                                           Notwithstanding the foregoing, in the
                                           event that the trust receives a Swap
                                           Termination Payment, and a successor
                                           Swap Provider cannot be obtained,
                                           then the Trustee will be required to
                                           deposit the Swap Termination Payment
                                           into the reserve account that is a
                                           sub-account of the Swap Account. On
                                           each subsequent Distribution Date (so
                                           long as funds are available in the
                                           reserve account), the Trustee will be
                                           required to withdraw from the reserve
                                           account and deposit into the Swap
                                           Account an amount equal to the amount
                                           of any Net Swap Receipt due the trust
                                           (calculated in accordance with the
                                           terms of the original interest rate
                                           swap agreement) and treat such amount
                                           as a Net Swap Receipt for purposes of
                                           determining the distributions from
                                           the Swap Account. The remaining
                                           amount in the reserve account will
                                           remain in that account and not
                                           treated as a Swap Termination Payment
                                           for purposes of determining the
                                           distributions from the Swap Account
                                           until the final Distribution Date.

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
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                                     Page 10

Allocation of Net Monthly Excess           For any Distribution Date, any Net
Cashflow:                                  Monthly Excess Cashflow shall be paid
                                           as follows:

                                           (i)    to the Class M-1 Certificates,
                                                  the unpaid interest shortfall
                                                  amount;
                                           (ii)   to the Class M-1 Certificates,
                                                  the allocated unreimbursed
                                                  realized loss amount;
                                           (iii)  to the Class M-2 Certificates,
                                                  the unpaid interest shortfall
                                                  amount;
                                           (iv)   to the Class M-2 Certificates,
                                                  the allocated unreimbursed
                                                  realized loss amount;
                                           (v)    to the Class M-3 Certificates,
                                                  the unpaid interest shortfall
                                                  amount;
                                           (vi)   to the Class M-3 Certificates,
                                                  the allocated unreimbursed
                                                  realized loss amount;
                                           (vii)  to the Class M-4 Certificates,
                                                  the unpaid interest shortfall
                                                  amount;
                                           (viii) to the Class M-4 Certificates,
                                                  the allocated unreimbursed
                                                  realized loss amount;
                                           (ix)   to the Class M-5 Certificates,
                                                  the unpaid interest shortfall
                                                  amount;
                                           (x)    to the Class M-5 Certificates,
                                                  the allocated unreimbursed
                                                  realized loss amount;
                                           (xi)   to the Class M-6 Certificates,
                                                  the unpaid interest shortfall
                                                  amount;
                                           (xii)  to the Class M-6 Certificates,
                                                  the allocated unreimbursed
                                                  realized loss amount;
                                           (xiii) to the Class B-1 Certificates,
                                                  the unpaid interest shortfall
                                                  amount;
                                           (xiv)  to the Class B-1 Certificates,
                                                  the allocated unreimbursed
                                                  realized loss amount;
                                           (xv)   to the Class B-2 Certificates,
                                                  the unpaid interest shortfall
                                                  amount;
                                           (xvi)  to the Class B-2 Certificates,
                                                  the allocated unreimbursed
                                                  realized loss amount;
                                           (xvii) to the Class B-3 Certificates,
                                                  the unpaid interest shortfall
                                                  amount;
                                           (xviii)to the Class B-3
                                                  Certificates, the allocated
                                                  unreimbursed realized loss
                                                  amount;
                                           (xix)  to the Class B-4 Certificates,
                                                  the unpaid interest shortfall
                                                  amount;
                                           (xx)   to the Class B-4 Certificates,
                                                  the allocated unreimbursed
                                                  realized loss amount;
                                           (xxi)  concurrently, any Group I
                                                  Class A Basis Risk Carry
                                                  Forward Amount to the Group I
                                                  Class A Certificates, and any
                                                  Group II Class A Basis Risk
                                                  Carry Forward Amount to the
                                                  Group II Class A Certificates;
                                                  and
                                           (xxii) sequentially, to Classes M-1,
                                                  M-2, M-3, M-4, M-5, M-6, B-1,
                                                  B-2, B-3 and B-4 Certificates,
                                                  in such order, any Basis Risk
                                                  Carry Forward Amount for such
                                                  classes.

Interest Remittance Amount:                For any Distribution Date, the
                                           portion of available funds for such
                                           Distribution Date attributable to
                                           interest received or advanced on the
                                           Mortgage Loans.

Accrued Certificate Interest:              For any Distribution Date and each
                                           class of Certificates, equals the
                                           amount of interest accrued during the
                                           related interest accrual period on
                                           the related Class Certificate Balance
                                           immediately prior to such
                                           Distribution Date at the related
                                           Pass-Through Rate, reduced by any
                                           prepayment interest shortfalls and
                                           shortfalls resulting from the
                                           application of the Servicemembers
                                           Civil Relief Act or similar state law
                                           allocated to such class.

Principal Distribution Amount:             On any Distribution Date, the sum of
                                           (i) the Basic Principal Distribution
                                           Amount and (ii) the Extra Principal
                                           Distribution Amount.

Basic Principal Distribution Amount:       On any Distribution Date, the excess
                                           of (i) the aggregate principal
                                           remittance amount over (ii) the
                                           Excess Subordinated Amount, if any.

Net Monthly Excess Cashflow:               For any Distribution Date is the
                                           amount of funds available for
                                           distribution on such Distribution
                                           Date remaining after making all
                                           distributions of interest and
                                           principal on the certificates.

Extra Principal Distribution Amount:       For any Distribution Date, the lesser
                                           of (i) the excess of (x) interest
                                           collected or advanced with respect to
                                           the Mortgage Loans with due dates in
                                           the related Due Period (less
                                           servicing and trustee fees and
                                           expenses), over (y) the sum of
                                           interest payable on the Certificates
                                           on such Distribution Date and (ii)
                                           the overcollateralization deficiency
                                           amount for such Distribution Date.

Excess Subordinated Amount:                For any Distribution Date, means the
                                           excess, if any of (i) the
                                           overcollateralization over (ii) the
                                           required overcollateralization for
                                           such Distribution Date.

Class A Principal Allocation Percentage:   For any Distribution Date, the
                                           percentage equivalent of a fraction,
                                           determined as follows: (i) in the
                                           case of the Group I Class A
                                           Certificates the numerator of which
                                           is (x) the portion of the principal
                                           remittance amount for such
                                           Distribution Date that is
                                           attributable to principal received or
                                           advanced on the Group I Mortgage
                                           Loans and the denominator of which is
                                           (y) the principal remittance amount
                                           for such Distribution Date and (ii)
                                           in the case of the Group II Class A
                                           Certificates, the numerator of which
                                           is (x) the portion of the principal
                                           remittance amount for such
                                           Distribution Date that is
                                           attributable to principal received or
                                           advanced on the Group II Mortgage
                                           Loans and the denominator of which is
                                           (y) the principal remittance amount
                                           for such Distribution Date.

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refer to important information and qualifications at the end of this material.
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                                     Page 11
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Class A Principal Distribution Amount:     For any Distribution Date, an amount
                                           equal to the excess of (x) the
                                           aggregate Class Certificate Balance
                                           of the Class A Certificates
                                           immediately prior to such
                                           Distribution Date over (y) the lesser
                                           of (A) the product of (i)
                                           approximately 47.20% and (ii) the
                                           aggregate stated principal balance of
                                           the Mortgage Loans as of the last day
                                           of the related Due Period and (B) the
                                           excess, if any, of the aggregate
                                           stated principal balance of the
                                           Mortgage Loans as of the last day of
                                           the related Due Period over
                                           $6,521,473.

Class M-1 Principal Distribution Amount:   For any Distribution Date, an amount
                                           equal to the excess of (x) the sum of
                                           (i) the aggregate Class Certificate
                                           Balance of the Class A Certificates
                                           (after taking into account the
                                           payment of the Class A Principal
                                           Distribution Amount on such
                                           Distribution Date) and (ii) the Class
                                           Certificate Balance of the Class M-1
                                           Certificates immediately prior to
                                           such Distribution Date over (y) the
                                           lesser of (A) the product of (i)
                                           approximately 55.10% and (ii) the
                                           aggregate stated principal balance of
                                           the Mortgage Loans as of the last day
                                           of the related Due Period and (B) the
                                           excess, if any, of the aggregate
                                           stated principal balance of the
                                           Mortgage Loans as of the last day of
                                           the related Due Period over
                                           $6,521,473.

Class M-2 Principal Distribution Amount:   For any Distribution Date, an amount
                                           equal to the excess of (x) the sum of
                                           (i) the aggregate Class Certificate
                                           Balance of the Class A Certificates
                                           (after taking into account the
                                           payment of the Class A Principal
                                           Distribution Amount on such
                                           Distribution Date), (ii) the Class
                                           Certificate Balance of the Class M-1
                                           Certificates (after taking into
                                           account the payment of the Class M-1
                                           Principal Distribution Amount on such
                                           Distribution Date) and (iii) the
                                           Class Certificate Balance of the
                                           Class M-2 Certificates immediately
                                           prior to such Distribution Date over
                                           (y) the lesser of (A) the product of
                                           (i) approximately 62.50% and (ii) the
                                           aggregate stated principal balance of
                                           the Mortgage Loans as of the last day
                                           of the related Due Period and (B) the
                                           excess, if any, of the aggregate
                                           stated principal balance of the
                                           Mortgage Loans as of the last day of
                                           the related Due Period over
                                           $6,521,473.

Class M-3 Principal Distribution Amount:   For any Distribution Date, an amount
                                           equal to the excess of (x) the sum of
                                           (i) the aggregate Class Certificate
                                           Balance of the Class A Certificates
                                           (after taking into account the
                                           payment of the Class A Principal
                                           Distribution Amount on such
                                           Distribution Date), (ii) the Class
                                           Certificate Balance of the Class M-1
                                           Certificates (after taking into
                                           account the payment of the Class M-1
                                           Principal Distribution Amount on such
                                           Distribution Date), (iii) the Class
                                           Certificate Balance of the Class M-2
                                           Certificates (after taking into
                                           account the payment of the Class M-2
                                           Principal Distribution Amount on such
                                           Distribution Date) and (iv) the Class
                                           Certificate Balance of the Class M-3
                                           Certificates immediately prior to
                                           such Distribution Date over (y) the
                                           lesser of (A) the product of (i)
                                           approximately 66.90% and (ii) the
                                           aggregate stated principal balance of
                                           the Mortgage Loans as of the last day
                                           of the related Due Period and (B) the
                                           excess, if any, of the aggregate
                                           stated principal balance of the
                                           Mortgage Loans as of the last day of
                                           the related Due Period over
                                           $6,521,473.

Class M-4 Principal Distribution Amount:   For any Distribution Date, an amount
                                           equal to the excess of (x) the sum of
                                           (i) the aggregate Class Certificate
                                           Balance of the Class A Certificates
                                           (after taking into account the
                                           payment of the Class A Principal
                                           Distribution Amount on such
                                           Distribution Date), (ii) the Class
                                           Certificate Balance of the Class M-1
                                           Certificates (after taking into
                                           account the payment of the Class M-1
                                           Principal Distribution Amount on such
                                           Distribution Date), (iii) the Class
                                           Certificate Balance of the Class M-2
                                           Certificates (after taking into
                                           account the payment of the Class M-2
                                           Principal Distribution Amount on such
                                           Distribution Date), (iv) the Class
                                           Certificate Balance of the Class M-3
                                           Certificates (after taking into
                                           account the payment of the Class M-3
                                           Principal Distribution Amount on such
                                           Distribution Date) and (v) the Class
                                           Certificate Balance of the Class M-4
                                           Certificates immediately prior to
                                           such Distribution Date over (y) the
                                           lesser of (A) the product of (i)
                                           approximately 70.80% and (ii) the
                                           aggregate stated principal balance of
                                           the Mortgage Loans as of the last day
                                           of the related Due Period and (B) the
                                           excess, if any, of the aggregate
                                           stated principal balance of the
                                           Mortgage Loans as of the last day of
                                           the related Due Period over
                                           $6,521,473.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class M-5 Principal Distribution Amount:   For any Distribution Date, an amount
                                           equal to the excess of (x) the sum of
                                           (i) the aggregate Class Certificate
                                           Balance of the Class A Certificates
                                           (after taking into account the
                                           payment of the Class A Principal
                                           Distribution Amount on such
                                           Distribution Date), (ii) the Class
                                           Certificate Balance of the Class M-1
                                           Certificates (after taking into
                                           account the payment of the Class M-1
                                           Principal Distribution Amount on such
                                           Distribution Date), (iii) the Class
                                           Certificate Balance of the Class M-2
                                           Certificates (after taking into
                                           account the payment of the Class M-2
                                           Principal Distribution Amount on such
                                           Distribution Date), (iv) the Class
                                           Certificate Balance of the Class M-3
                                           Certificates (after taking into
                                           account the payment of the Class M-3
                                           Principal Distribution Amount on such
                                           Distribution Date), (v) the Class
                                           Certificate Balance of the Class M-4
                                           Certificates (after taking into
                                           account the payment of the Class M-4
                                           Principal Distribution Amount on such
                                           Distribution Date) and (vi) the Class
                                           Certificate Balance of the Class M-5
                                           Certificates immediately prior to
                                           such Distribution Date over (y) the
                                           lesser of (A) the product of (i)
                                           approximately 74.50% and (ii) the
                                           aggregate stated principal balance of
                                           the Mortgage Loans as of the last day
                                           of the related Due Period and (B) the
                                           excess, if any, of the aggregate
                                           stated principal balance of the
                                           Mortgage Loans as of the last day of
                                           the related Due Period over
                                           $6,521,473.

Class M-6 Principal Distribution Amount:   For any Distribution Date, an amount
                                           equal to the excess of (x) the sum of
                                           (i) the aggregate Class Certificate
                                           Balance of the Class A Certificates
                                           (after taking into account the
                                           payment of the Class A Principal
                                           Distribution Amount on such
                                           Distribution Date), (ii) the Class
                                           Certificate Balance of the Class M-1
                                           Certificates (after taking into
                                           account the payment of the Class M-1
                                           Principal Distribution Amount on such
                                           Distribution Date), (iii) the Class
                                           Certificate Balance of the Class M-2
                                           Certificates (after taking into
                                           account the payment of the Class M-2
                                           Principal Distribution Amount on such
                                           Distribution Date), (iv) the Class
                                           Certificate Balance of the Class M-3
                                           Certificates (after taking into
                                           account the payment of the Class M-3
                                           Principal Distribution Amount on such
                                           Distribution Date), (v) the Class
                                           Certificate Balance of the Class M-4
                                           Certificates (after taking into
                                           account the payment of the Class M-4
                                           Principal Distribution Amount on such
                                           Distribution Date), (vi) the Class
                                           Certificate Balance of the Class M-5
                                           Certificates (after taking into
                                           account the payment of the Class M-5
                                           Principal Distribution Amount on such
                                           Distribution Date) and (vii) the
                                           Class Certificate Balance of the
                                           Class M-6 Certificates immediately
                                           prior to such Distribution Date over
                                           (y) the lesser of (A) the product of
                                           (i) approximately 78.00% and (ii) the
                                           aggregate stated principal balance of
                                           the Mortgage Loans as of the last day
                                           of the related Due Period and (B) the
                                           excess, if any, of the aggregate
                                           stated principal balance of the
                                           Mortgage Loans as of the last day of
                                           the related Due Period over
                                           $6,521,473.

Class B-1 Principal Distribution Amount:   For any Distribution Date, an amount
                                           equal to the excess of (x) the sum of
                                           (i) the aggregate Class Certificate
                                           Balance of the Class A Certificates
                                           (after taking into account the
                                           payment of the Class A Principal
                                           Distribution Amount on such
                                           Distribution Date), (ii) the Class
                                           Certificate Balance of the Class M-1
                                           Certificates (after taking into
                                           account the payment of the Class M-1
                                           Principal Distribution Amount on such
                                           Distribution Date), (iii) the Class
                                           Certificate Balance of the Class M-2
                                           Certificates (after taking into
                                           account the payment of the Class M-2
                                           Principal Distribution Amount on such
                                           Distribution Date), (iv) the Class
                                           Certificate Balance of the Class M-3
                                           Certificates (after taking into
                                           account the payment of the Class M-3
                                           Principal Distribution Amount on such
                                           Distribution Date), (v) the Class
                                           Certificate Balance of the Class M-4
                                           Certificates (after taking into
                                           account the payment of the Class M-4
                                           Principal Distribution Amount on such
                                           Distribution Date), (vi) the Class
                                           Certificate Balance of the Class M-5
                                           Certificates (after taking into
                                           account the payment of the Class M-5
                                           Principal Distribution Amount on such
                                           Distribution Date), (vii) the Class
                                           Certificate Balance of the Class M-6
                                           Certificates (after taking into
                                           account the payment of the Class M-6
                                           Principal Distribution Amount on such
                                           Distribution Date) and (viii) the
                                           Class Certificate Balance of the
                                           Class B-1 Certificates immediately
                                           prior to such Distribution Date over
                                           (y) the lesser of (A) the product of
                                           (i) approximately 81.40% and (ii) the
                                           aggregate stated principal balance of
                                           the Mortgage Loans as of the last day
                                           of the related Due Period and (B) the
                                           excess, if any, of the aggregate
                                           stated principal balance of the
                                           Mortgage Loans as of the last day of
                                           the related Due Period over
                                           $6,521,473.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class B-2 Principal Distribution Amount:   For any Distribution Date, an amount
                                           equal to the excess of (x) the sum of
                                           (i) the aggregate Class Certificate
                                           Balance of the Class A Certificates
                                           (after taking into account the
                                           payment of the Class A Principal
                                           Distribution Amount on such
                                           Distribution Date), (ii) the Class
                                           Certificate Balance of the Class M-1
                                           Certificates (after taking into
                                           account the payment of the Class M-1
                                           Principal Distribution Amount on such
                                           Distribution Date), (iii) the Class
                                           Certificate Balance of the Class M-2
                                           Certificates (after taking into
                                           account the payment of the Class M-2
                                           Principal Distribution Amount on such
                                           Distribution Date), (iv) the Class
                                           Certificate Balance of the Class M-3
                                           Certificates (after taking into
                                           account the payment of the Class M-3
                                           Principal Distribution Amount on such
                                           Distribution Date), (v) the Class
                                           Certificate Balance of the Class M-4
                                           Certificates (after taking into
                                           account the payment of the Class M-4
                                           Principal Distribution Amount on such
                                           Distribution Date), (vi) the Class
                                           Certificate Balance of the Class M-5
                                           Certificates (after taking into
                                           account the payment of the Class M-5
                                           Principal Distribution Amount on such
                                           Distribution Date), (vii) the Class
                                           Certificate Balance of the Class M-6
                                           Certificates (after taking into
                                           account the payment of the Class M-6
                                           Principal Distribution Amount on such
                                           Distribution Date), (viii) the Class
                                           Certificate Balance of the Class B-1
                                           Certificates (after taking into
                                           account the payment of the Class B-1
                                           Principal Distribution Amount on such
                                           Distribution Date) and (ix) the Class
                                           Certificate Balance of the Class B-2
                                           Certificates immediately prior to
                                           such Distribution Date over (y) the
                                           lesser of (A) the product of (i)
                                           approximately 84.40% and (ii) the
                                           aggregate stated principal balance of
                                           the Mortgage Loans as of the last day
                                           of the related Due Period and (B) the
                                           excess, if any, of the aggregate
                                           stated principal balance of the
                                           Mortgage Loans as of the last day of
                                           the related Due Period over
                                           $6,521,473.

Class B-3 Principal Distribution Amount:   For any Distribution Date, an amount
                                           equal to the excess of (x) the sum of
                                           (i) the aggregate Class Certificate
                                           Balance of the Class A Certificates
                                           (after taking into account the
                                           payment of the Class A Principal
                                           Distribution Amount on such
                                           Distribution Date), (ii) the Class
                                           Certificate Balance of the Class M-1
                                           Certificates (after taking into
                                           account the payment of the Class M-1
                                           Principal Distribution Amount on such
                                           Distribution Date), (iii) the Class
                                           Certificate Balance of the Class M-2
                                           Certificates (after taking into
                                           account the payment of the Class M-2
                                           Principal Distribution Amount on such
                                           Distribution Date), (iv) the Class
                                           Certificate Balance of the Class M-3
                                           Certificates (after taking into
                                           account the payment of the Class M-3
                                           Principal Distribution Amount on such
                                           Distribution Date), (v) the Class
                                           Certificate Balance of the Class M-4
                                           Certificates (after taking into
                                           account the payment of the Class M-4
                                           Principal Distribution Amount on such
                                           Distribution Date), (vi) the Class
                                           Certificate Balance of the Class M-5
                                           Certificates (after taking into
                                           account the payment of the Class M-5
                                           Principal Distribution Amount on such
                                           Distribution Date), (vii) the Class
                                           Certificate Balance of the Class M-6
                                           Certificates (after taking into
                                           account the payment of the Class M-6
                                           Principal Distribution Amount on such
                                           Distribution Date), (viii) the Class
                                           Certificate Balance of the Class B-1
                                           Certificates (after taking into
                                           account the payment of the Class B-1
                                           Principal Distribution Amount on such
                                           Distribution Date), (ix) the Class
                                           Certificate Balance of the Class B-2
                                           Certificates (after taking into
                                           account the payment of the Class B-2
                                           Principal Distribution Amount on such
                                           Distribution Date) and (x) the Class
                                           Certificate Balance of the Class B-3
                                           Certificates immediately prior to
                                           such Distribution Date over (y) the
                                           lesser of (A) the product of (i)
                                           approximately 87.10% and (ii) the
                                           aggregate stated principal balance of
                                           the Mortgage Loans as of the last day
                                           of the related Due Period and (B) the
                                           excess, if any, of the aggregate
                                           stated principal balance of the
                                           Mortgage Loans as of the last day of
                                           the related Due Period over
                                           $6,521,473.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class B-4 Principal Distribution Amount:   For any Distribution Date, an amount
                                           equal to the excess of (x) the sum of
                                           (i) the aggregate Class Certificate
                                           Balance of the Class A Certificates
                                           (after taking into account the
                                           payment of the Class A Principal
                                           Distribution Amount on such
                                           Distribution Date), (ii) the Class
                                           Certificate Balance of the Class M-1
                                           Certificates (after taking into
                                           account the payment of the Class M-1
                                           Principal Distribution Amount on such
                                           Distribution Date), (iii) the Class
                                           Certificate Balance of the Class M-2
                                           Certificates (after taking into
                                           account the payment of the Class M-2
                                           Principal Distribution Amount on such
                                           Distribution Date), (iv) the Class
                                           Certificate Balance of the Class M-3
                                           Certificates (after taking into
                                           account the payment of the Class M-3
                                           Principal Distribution Amount on such
                                           Distribution Date), (v) the Class
                                           Certificate Balance of the Class M-4
                                           Certificates (after taking into
                                           account the payment of the Class M-4
                                           Principal Distribution Amount on such
                                           Distribution Date), (vi) the Class
                                           Certificate Balance of the Class M-5
                                           Certificates (after taking into
                                           account the payment of the Class M-5
                                           Principal Distribution Amount on such
                                           Distribution Date), (vii) the Class
                                           Certificate Balance of the Class M-6
                                           Certificates (after taking into
                                           account the payment of the Class M-6
                                           Principal Distribution Amount on such
                                           Distribution Date), (viii) the Class
                                           Certificate Balance of the Class B-1
                                           Certificates (after taking into
                                           account the payment of the Class B-1
                                           Principal Distribution Amount on such
                                           Distribution Date), (ix) the Class
                                           Certificate Balance of the Class B-2
                                           Certificates (after taking into
                                           account the payment of the Class B-2
                                           Principal Distribution Amount on such
                                           Distribution Date), (x) the Class
                                           Certificate Balance of the Class B-3
                                           Certificates (after taking into
                                           account the payment of the Class B-3
                                           Principal Distribution Amount on such
                                           Distribution Date) and (xi) the Class
                                           Certificate Balance of the Class B-4
                                           Certificates immediately prior to
                                           such Distribution Date over (y) the
                                           lesser of (A) the product of (i)
                                           approximately 90.10% and (ii) the
                                           aggregate principal balance of the
                                           Mortgage Loans as of the last day of
                                           the related Due Period and (B) the
                                           excess, if any, of the aggregate
                                           principal balance of the Mortgage
                                           Loans as of the last day of the
                                           related Due Period over $6,521,473.

Allocation of Losses:                      If on any Distribution Date, after
                                           giving effect to all distributions of
                                           principal as described above and
                                           allocations of payments from the Swap
                                           Account to pay principal as described
                                           under "--Swap Payment Priority", the
                                           aggregate Class Certificate Balances
                                           of the LIBOR Certificates exceeds the
                                           aggregate stated principal balance of
                                           the mortgage loans for that
                                           Distribution Date, the Class
                                           Certificate Balance of the applicable
                                           Class M or Class B certificates will
                                           be reduced, in inverse order of
                                           seniority (beginning with the Class
                                           B-4 certificates) by an amount equal
                                           to that excess, until that Class
                                           Certificate Balance is reduced to
                                           zero. This reduction of a Class
                                           Certificate Balance for Realized
                                           Losses is referred to as an "Applied
                                           Realized Loss Amount." In the event
                                           Applied Realized Loss Amounts are
                                           allocated to any class of
                                           certificates, its Class Certificate
                                           Balance will be reduced by the amount
                                           so allocated, and no funds will be
                                           distributable with respect to
                                           interest or Basis Risk Carry Forward
                                           Amounts on the amounts written down
                                           on that Distribution Date or any
                                           future Distribution Dates, even if
                                           funds are otherwise available for
                                           distribution. Notwithstanding the
                                           foregoing, if after an Applied
                                           Realized Loss Amount is allocated to
                                           reduce the Class Certificate Balance
                                           of any class of certificates, amounts
                                           are received with respect to any
                                           mortgage loan or related mortgaged
                                           property that had previously been
                                           liquidated or otherwise disposed of
                                           (any such amount being referred to as
                                           a "Subsequent Recovery"), the Class
                                           Certificate Balance of each class of
                                           certificates that has been previously
                                           reduced by Applied Realized Loss
                                           Amounts will be increased, in order
                                           of seniority, by the amount of the
                                           Subsequent Recoveries (but not in
                                           excess of the Unpaid Realized Loss
                                           Amount for the applicable class of
                                           Subordinated Certificates for the
                                           related Distribution Date). Any
                                           Subsequent Recovery that is received
                                           during a Prepayment Period will be
                                           treated as Liquidation Proceeds and
                                           included as part of the Principal
                                           Remittance Amount for the related
                                           Distribution Date.

Trust Tax Status:                          Portions of the trust will be treated
                                           as multiple real estate mortgage
                                           investment conduits, or REMICs, for
                                           federal income tax purposes.

                                           The LIBOR Certificates will represent
                                           regular interests in a REMIC, which
                                           will be treated as debt instruments
                                           of a REMIC, and interests in certain
                                           basis risk interest carry forward
                                           payments, pursuant to the payment
                                           priorities in the transaction. Each
                                           interest in basis risk interest carry
                                           forward payments will be treated as
                                           an interest rate cap contract for
                                           federal income tax purposes.

ERISA Eligibility:                         The Offered Certificates are expected
                                           to be ERISA eligible. Plan
                                           fiduciaries should note the
                                           additional representations deemed to
                                           be made because of the interest rate
                                           swap agreement, which will be
                                           described under "ERISA
                                           Considerations" in the free writing
                                           prospectus supplement and the
                                           prospectus supplement for the Morgan
                                           Stanley ABS Capital I Inc. Trust
                                           2007-NC3 transaction.

SMMEA Eligibility:                         None of the Offered Certificates will
                                           be SMMEA eligible.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Registration Statement and Prospectus:     This term sheet does not contain all
                                           information that is required to be
                                           included in a registration statement,
                                           or in a base prospectus and
                                           prospectus supplement.

                                           The Depositor has filed a
                                           registration statement (including a
                                           prospectus) with the SEC for the
                                           offering to which this communication
                                           relates. Before you invest, you
                                           should read the prospectus in that
                                           registration statement and other
                                           documents the Depositor has filed
                                           with the SEC for more complete
                                           information about the issuer and this
                                           offering. You may get these documents
                                           for free by visiting EDGAR on the SEC
                                           Web site at www.sec.gov.
                                           Alternatively, the Depositor, the
                                           underwriter or any dealer
                                           participating in the offering will
                                           arrange to send you the prospectus if
                                           you request it by calling toll-free
                                           1-866-718-1649.

                                           The registration statement referred
                                           to above (including the prospectus)
                                           is incorporated in this term sheet by
                                           reference and may be accessed by
                                           clicking on the following hyperlink:

                                           http://www.sec.gov/Archives/edgar/
                                           data/1030442/000090514806002120/
                                           efc6-1020_forms3a.txt

Risk Factors:                              PLEASE SEE "RISK FACTORS" IN THE
                                           PROSPECTUS INCLUDED IN THE
                                           REGISTRATION STATEMENT AND IN THE
                                           FREE WRITING PROSPECTUS SUPPLEMENT
                                           AND THE PROSPECTUS SUPPLEMENT FOR
                                           MORGAN STANLEY ABS CAPITAL I INC.
                                           TRUST 2007-NC3 TRANSACTION REFERRED
                                           FOR A DESCRIPTION OF INFORMATION THAT
                                           SHOULD BE CONSIDERED IN CONNECTION
                                           WITH AN INVESTMENT IN THE LIBOR
                                           CERTIFICATES.

Static Pool Information:                   Information concerning the sponsor's
                                           prior residential mortgage loan
                                           securitizations involving fixed- and
                                           adjustable-rate subprime mortgage
                                           loans secured by first- or
                                           second-lien mortgages or deeds of
                                           trust in residential real properties
                                           issued by the depositor is available
                                           on the internet at
                                           http://www.morganstanley.com/
                                           institutional/abs_spi/Subprime.html.
                                           On this website, you can view for
                                           each of these securitizations,
                                           summary pool information as of the
                                           applicable securitization cut-off
                                           date and delinquency, cumulative
                                           loss, and prepayment information as
                                           of each distribution date by
                                           securitization for the past five
                                           years, or since the applicable
                                           securitization closing date if the
                                           applicable securitization closing
                                           date occurred less than five years
                                           from the date of this term sheet.
                                           Each of these mortgage loan
                                           securitizations is unique, and the
                                           characteristics of each securitized
                                           mortgage loan pool varies from each
                                           other as well as from the mortgage
                                           loans to be included in the trust
                                           that will issue the certificates
                                           offered by this term sheet. In
                                           addition, the performance information
                                           relating to the prior securitizations
                                           described above may have been
                                           influenced by factors beyond the
                                           sponsor's control, such as housing
                                           prices and market interest rates.
                                           Therefore, the performance of these
                                           prior mortgage loan securitizations
                                           is likely not to be indicative of the
                                           future performance of the mortgage
                                           loans to be included in the trust
                                           related to this offering.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To CALL

------------------------------------------------------------------------------------------------------------------------------------
     PPC (%)                      50              60             75             100            125            150            175
------------------------------------------------------------------------------------------------------------------------------------
A-1  WAL (yrs)                   4.86            4.06           3.22           2.29            1.54           1.09           0.90
     First Payment Date        6/25/2007      6/25/2007      6/25/2007       6/25/2007      6/25/2007      6/25/2007      6/25/2007
     Expected Final Maturity   9/25/2026      9/25/2023      6/25/2020      12/25/2016      10/25/2014     1/25/2010      8/25/2009
     Window                     1 - 232        1 - 196        1 - 157         1 - 115         1 - 89         1 - 32         1 - 27
------------------------------------------------------------------------------------------------------------------------------------
A-2a WAL (yrs)                   1.63            1.36           1.09           0.80            0.63           0.52           0.43
     First Payment Date        6/25/2007      6/25/2007      6/25/2007       6/25/2007      6/25/2007      6/25/2007      6/25/2007
     Expected Final Maturity  11/25/2010      4/25/2010      9/25/2009       1/25/2009      9/25/2008      6/25/2008      4/25/2008
     Window                     1 - 42          1 - 35         1 - 28         1 - 20          1 - 16         1 - 13         1 - 11
------------------------------------------------------------------------------------------------------------------------------------
A-2b WAL (yrs)                   4.18            3.47           2.74           2.00            1.56           1.26           1.05
     First Payment Date       11/25/2010      4/25/2010      9/25/2009       1/25/2009      9/25/2008      6/25/2008      4/25/2008
     Expected Final Maturity   6/25/2012      8/25/2011      9/25/2010       9/25/2009      3/25/2009      11/25/2008     8/25/2008
     Window                     42 - 61        35 - 51        28 - 40         20 - 28        16 - 22        13 - 18        11 - 15
------------------------------------------------------------------------------------------------------------------------------------
A-2c WAL (yrs)                   8.00            6.65           5.26           3.50            2.24           1.81           1.49
     First Payment Date        6/25/2012      8/25/2011      9/25/2010       9/25/2009      3/25/2009      11/25/2008     8/25/2008
     Expected Final Maturity   6/25/2019      6/25/2017      5/25/2015       3/25/2013      2/25/2010      7/25/2009      3/25/2009
     Window                    61 - 145        51 - 121       40 - 96         28 - 70        22 - 33        18 - 26        15 - 22
------------------------------------------------------------------------------------------------------------------------------------
A-2d WAL (yrs)                   16.38          13.77          10.99           8.04            4.88           2.42           1.99
     First Payment Date        6/25/2019      6/25/2017      5/25/2015       3/25/2013      2/25/2010      7/25/2009      3/25/2009
     Expected Final Maturity   9/25/2026      9/25/2023      6/25/2020      12/25/2016      10/25/2014     1/25/2010      8/25/2009
     Window                    145 - 232      121 - 196       96 - 157       70 - 115        33 - 89        26 - 32        22 - 27
------------------------------------------------------------------------------------------------------------------------------------
M-1  WAL (yrs)                   10.60           8.86           7.04           5.52            5.87           5.71           4.06
     First Payment Date        2/25/2012      5/25/2011      7/25/2010       3/25/2011      5/25/2012      1/25/2010      8/25/2009
     Expected Final Maturity   9/25/2026      9/25/2023      6/25/2020      12/25/2016      10/25/2014     5/25/2013      4/25/2012
     Window                    57 - 232        48 - 196       38 - 157       46 - 115        60 - 89        32 - 72        27 - 59
------------------------------------------------------------------------------------------------------------------------------------
M-2  WAL (yrs)                   10.60           8.86           7.04           5.41            5.13           4.91           4.31
     First Payment Date        2/25/2012      5/25/2011      7/25/2010      12/25/2010      9/25/2011      8/25/2011      2/25/2011
     Expected Final Maturity   9/25/2026      9/25/2023      6/25/2020      12/25/2016      10/25/2014     5/25/2013      4/25/2012
     Window                    57 - 232        48 - 196       38 - 157       43 - 115        52 - 89        51 - 72        45 - 59
------------------------------------------------------------------------------------------------------------------------------------
M-3  WAL (yrs)                   10.60           8.86           7.04           5.36            4.83           4.37           3.74
     First Payment Date        2/25/2012      5/25/2011      7/25/2010      11/25/2010      5/25/2011      4/25/2011      9/25/2010
     Expected Final Maturity   9/25/2026      9/25/2023      6/25/2020      12/25/2016      10/25/2014     5/25/2013      4/25/2012
     Window                    57 - 232        48 - 196       38 - 157       42 - 115        48 - 89        47 - 72        40 - 59
------------------------------------------------------------------------------------------------------------------------------------
M-4  WAL (yrs)                   10.60           8.86           7.04           5.33            4.69           4.15           3.52
     First Payment Date        2/25/2012      5/25/2011      7/25/2010      10/25/2010      3/25/2011      1/25/2011      7/25/2010
     Expected Final Maturity   9/25/2026      9/25/2023      6/25/2020      12/25/2016      10/25/2014     5/25/2013      4/25/2012
     Window                    57 - 232        48 - 196       38 - 157       41 - 115        46 - 89        44 - 72        38 - 59
------------------------------------------------------------------------------------------------------------------------------------
M-5  WAL (yrs)                   10.60           8.86           7.04           5.31            4.60           4.00           3.38
     First Payment Date        2/25/2012      5/25/2011      7/25/2010       9/25/2010      1/25/2011      10/25/2010     4/25/2010
     Expected Final Maturity   9/25/2026      9/25/2023      6/25/2020      12/25/2016      10/25/2014     5/25/2013      4/25/2012
     Window                    57 - 232        48 - 196       38 - 157       40 - 115        44 - 89        41 - 72        35 - 59
------------------------------------------------------------------------------------------------------------------------------------
M-6  WAL (yrs)                   10.60           8.86           7.04           5.29            4.52           3.90           3.27
     First Payment Date        2/25/2012      5/25/2011      7/25/2010       8/25/2010      12/25/2010     8/25/2010      3/25/2010
     Expected Final Maturity   9/25/2026      9/25/2023      6/25/2020      12/25/2016      10/25/2014     5/25/2013      4/25/2012
     Window                    57 - 232        48 - 196       38 - 157       39 - 115        43 - 89        39 - 72        34 - 59
------------------------------------------------------------------------------------------------------------------------------------
B-1  WAL (yrs)                   10.60           8.86           7.04           5.27            4.46           3.81           3.19
     First Payment Date        2/25/2012      5/25/2011      7/25/2010       8/25/2010      10/25/2010     7/25/2010      1/25/2010
     Expected Final Maturity   9/25/2026      9/25/2023      6/25/2020      12/25/2016      10/25/2014     5/25/2013      4/25/2012
     Window                    57 - 232        48 - 196       38 - 157       39 - 115        41 - 89        38 - 72        32 - 59
------------------------------------------------------------------------------------------------------------------------------------
B-2  WAL (yrs)                   10.60           8.86           7.04           5.27            4.41           3.75           3.13
     First Payment Date        2/25/2012      5/25/2011      7/25/2010       7/25/2010      9/25/2010      6/25/2010      12/25/2009
     Expected Final Maturity   9/25/2026      9/25/2023      6/25/2020      12/25/2016      10/25/2014     5/25/2013      4/25/2012
     Window                    57 - 232        48 - 196       38 - 157       38 - 115        40 - 89        37 - 72        31 - 59
------------------------------------------------------------------------------------------------------------------------------------
B-3  WAL (yrs)                   10.60           8.86           7.04           5.25            4.38           3.70           3.09
     First Payment Date        2/25/2012      5/25/2011      7/25/2010       7/25/2010      9/25/2010      5/25/2010      12/25/2009
     Expected Final Maturity   9/25/2026      9/25/2023      6/25/2020      12/25/2016      10/25/2014     5/25/2013      4/25/2012
     Window                    57 - 232        48 - 196       38 - 157       38 - 115        40 - 89        36 - 72        31 - 59
------------------------------------------------------------------------------------------------------------------------------------
B-4  WAL (yrs)                   10.60           8.86           7.04           5.25            4.34           3.65           3.04
     First Payment Date        2/25/2012      5/25/2011      7/25/2010       7/25/2010      8/25/2010      4/25/2010      11/25/2009
     Expected Final Maturity   9/25/2026      9/25/2023      6/25/2020      12/25/2016      10/25/2014     5/25/2013      4/25/2012
     Window                    57 - 232        48 - 196       38 - 157       38 - 115        39 - 89        35 - 72        30 - 59
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Weighted Average Life
Sensitivity
To MATURITY

------------------------------------------------------------------------------------------------------------------------------------
     PPC (%)                      50              60             75             100            125            150            175
------------------------------------------------------------------------------------------------------------------------------------
A-1  WAL (yrs)                   5.00            4.19           3.33           2.38            1.61           1.09           0.90
     First Payment Date        6/25/2007      6/25/2007      6/25/2007       6/25/2007      6/25/2007      6/25/2007      6/25/2007
     Expected Final Maturity   8/25/2036      12/25/2033     9/25/2029       2/25/2024      5/25/2020      1/25/2010      8/25/2009
     Window                     1 - 351        1 - 319        1 - 268         1 - 201        1 - 156         1 - 32         1 - 27
------------------------------------------------------------------------------------------------------------------------------------
A-2a WAL (yrs)                   1.63            1.36           1.09           0.80            0.63           0.52           0.43
     First Payment Date        6/25/2007      6/25/2007      6/25/2007       6/25/2007      6/25/2007      6/25/2007      6/25/2007
     Expected Final Maturity  11/25/2010      4/25/2010      9/25/2009       1/25/2009      9/25/2008      6/25/2008      4/25/2008
     Window                     1 - 42          1 - 35         1 - 28         1 - 20          1 - 16         1 - 13         1 - 11
------------------------------------------------------------------------------------------------------------------------------------
A-2b WAL (yrs)                   4.18            3.47           2.74           2.00            1.56           1.26           1.05
     First Payment Date       11/25/2010      4/25/2010      9/25/2009       1/25/2009      9/25/2008      6/25/2008      4/25/2008
     Expected Final Maturity   6/25/2012      8/25/2011      9/25/2010       9/25/2009      3/25/2009      11/25/2008     8/25/2008
     Window                     42 - 61        35 - 51        28 - 40         20 - 28        16 - 22        13 - 18        11 - 15
------------------------------------------------------------------------------------------------------------------------------------
A-2c WAL (yrs)                   8.00            6.65           5.26           3.50            2.24           1.81           1.49
     First Payment Date        6/25/2012      8/25/2011      9/25/2010       9/25/2009      3/25/2009      11/25/2008     8/25/2008
     Expected Final Maturity   6/25/2019      6/25/2017      5/25/2015       3/25/2013      2/25/2010      7/25/2009      3/25/2009
     Window                    61 - 145        51 - 121       40 - 96         28 - 70        22 - 33        18 - 26        15 - 22
------------------------------------------------------------------------------------------------------------------------------------
A-2d WAL (yrs)                   17.69          15.04          12.08           8.89            5.55           2.42           1.99
     First Payment Date        6/25/2019      6/25/2017      5/25/2015       3/25/2013      2/25/2010      7/25/2009      3/25/2009
     Expected Final Maturity   8/25/2036      12/25/2033     9/25/2029       3/25/2024      7/25/2020      1/25/2010      8/25/2009
     Window                    145 - 351      121 - 319       96 - 268       70 - 202        33 - 158       26 - 32        22 - 27
------------------------------------------------------------------------------------------------------------------------------------
M-1  WAL (yrs)                   11.00           9.24           7.37           5.77            6.07           6.88           5.03
     First Payment Date        2/25/2012      5/25/2011      7/25/2010       3/25/2011      5/25/2012      1/25/2010      8/25/2009
     Expected Final Maturity   8/25/2034      7/25/2031      4/25/2027       3/25/2022      12/25/2018     12/25/2017     1/25/2016
     Window                    57 - 327        48 - 290       38 - 239       46 - 178        60 - 139       32 - 127       27 - 104
------------------------------------------------------------------------------------------------------------------------------------
M-2  WAL (yrs)                   10.98           9.23           7.35           5.65            5.32           5.06           4.43
     First Payment Date        2/25/2012      5/25/2011      7/25/2010      12/25/2010      9/25/2011      8/25/2011      2/25/2011
     Expected Final Maturity   1/25/2034      11/25/2030     8/25/2026       9/25/2021      7/25/2018      5/25/2016      9/25/2014
     Window                    57 - 320        48 - 282       38 - 231       43 - 172        52 - 134       51 - 108       45 - 88
------------------------------------------------------------------------------------------------------------------------------------
M-3  WAL (yrs)                   10.97           9.21           7.34           5.59            5.01           4.51           3.86
     First Payment Date        2/25/2012      5/25/2011      7/25/2010      11/25/2010      5/25/2011      4/25/2011      9/25/2010
     Expected Final Maturity   4/25/2033      1/25/2030      12/25/2025      2/25/2021      2/25/2018      12/25/2015     6/25/2014
     Window                    57 - 311        48 - 272       38 - 223       42 - 165        48 - 129       47 - 103       40 - 85
------------------------------------------------------------------------------------------------------------------------------------
M-4  WAL (yrs)                   10.95           9.19           7.32           5.54            4.86           4.28           3.63
     First Payment Date        2/25/2012      5/25/2011      7/25/2010      10/25/2010      3/25/2011      1/25/2011      7/25/2010
     Expected Final Maturity  10/25/2032      7/25/2029      6/25/2025      10/25/2020      10/25/2017     9/25/2015      3/25/2014
     Window                    57 - 305        48 - 266       38 - 217       41 - 161        46 - 125       44 - 100       38 - 82
------------------------------------------------------------------------------------------------------------------------------------
M-5  WAL (yrs)                   10.93           9.17           7.30           5.51            4.75           4.13           3.48
     First Payment Date        2/25/2012      5/25/2011      7/25/2010       9/25/2010      1/25/2011      10/25/2010     4/25/2010
     Expected Final Maturity   3/25/2032      12/25/2028     12/25/2024      5/25/2020      6/25/2017      6/25/2015      1/25/2014
     Window                    57 - 298        48 - 259       38 - 211       40 - 156        44 - 121       41 - 97        35 - 80
------------------------------------------------------------------------------------------------------------------------------------
M-6  WAL (yrs)                   10.90           9.15           7.28           5.48            4.67           4.01           3.36
     First Payment Date        2/25/2012      5/25/2011      7/25/2010       8/25/2010      12/25/2010     8/25/2010      3/25/2010
     Expected Final Maturity   8/25/2031      4/25/2028      5/25/2024      12/25/2019      2/25/2017      3/25/2015      10/25/2013
     Window                    57 - 291        48 - 251       38 - 204       39 - 151        43 - 117       39 - 94        34 - 77
------------------------------------------------------------------------------------------------------------------------------------
B-1  WAL (yrs)                   10.87           9.11           7.25           5.44            4.59           3.90           3.27
     First Payment Date        2/25/2012      5/25/2011      7/25/2010       8/25/2010      10/25/2010     7/25/2010      1/25/2010
     Expected Final Maturity  11/25/2030      8/25/2027      10/25/2023      6/25/2019      10/25/2016     11/25/2014     7/25/2013
     Window                    57 - 282        48 - 243       38 - 197       39 - 145        41 - 113       38 - 90        32 - 74
------------------------------------------------------------------------------------------------------------------------------------
B-2  WAL (yrs)                   10.82           9.07           7.21           5.40            4.52           3.83           3.20
     First Payment Date        2/25/2012      5/25/2011      7/25/2010       7/25/2010      9/25/2010      6/25/2010      12/25/2009
     Expected Final Maturity   1/25/2030      10/25/2026     1/25/2023      12/25/2018      5/25/2016      7/25/2014      4/25/2013
     Window                    57 - 272        48 - 233       38 - 188       38 - 139        40 - 108       37 - 86        31 - 71
------------------------------------------------------------------------------------------------------------------------------------
B-3  WAL (yrs)                   10.76           9.01           7.16           5.35            4.45           3.75           3.13
     First Payment Date        2/25/2012      5/25/2011      7/25/2010       7/25/2010      9/25/2010      5/25/2010      12/25/2009
     Expected Final Maturity   2/25/2029      12/25/2025     5/25/2022       5/25/2018      12/25/2015     3/25/2014      1/25/2013
     Window                    57 - 261        48 - 223       38 - 180       38 - 132        40 - 103       36 - 82        31 - 68
------------------------------------------------------------------------------------------------------------------------------------
B-4  WAL (yrs)                   10.66           8.92           7.09           5.29            4.38           3.68           3.06
     First Payment Date        2/25/2012      5/25/2011      7/25/2010       7/25/2010      8/25/2010      4/25/2010      11/25/2009
     Expected Final Maturity   2/25/2028      1/25/2025      7/25/2021      10/25/2017      6/25/2015      11/25/2013     9/25/2012
     Window                    57 - 249        48 - 212       38 - 170       38 - 125        39 - 97        35 - 78        30 - 64
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

CPR Sensitivity
To CALL

---------------------------------------------------------------------------
     CPR (%)                      20               25                30
---------------------------------------------------------------------------
A-1  WAL (yrs)                   3.19             2.45              1.85
     First Payment Date       6/25/2007         6/25/2007        6/25/2007
     Expected Final Maturity  5/25/2020         8/25/2017        9/25/2015
     Window                    1 - 156           1 - 123          1 - 100
---------------------------------------------------------------------------
A-2a WAL (yrs)                   1.04             0.82              0.67
     First Payment Date       6/25/2007         6/25/2007        6/25/2007
     Expected Final Maturity  8/25/2009         2/25/2009        10/25/2008
     Window                     1 - 27           1 - 21            1 - 17
---------------------------------------------------------------------------
A-2b WAL (yrs)                   2.70             2.10              1.71
     First Payment Date       8/25/2009         2/25/2009        10/25/2008
     Expected Final Maturity  9/25/2010        11/25/2009        5/25/2009
     Window                    27 - 40           21 - 30          17 - 24
---------------------------------------------------------------------------
A-2c WAL (yrs)                   5.22             3.86              2.48
     First Payment Date       9/25/2010        11/25/2009        5/25/2009
     Expected Final Maturity  5/25/2015         8/25/2013        5/25/2010
     Window                    40 - 96           30 - 75          24 - 36
---------------------------------------------------------------------------
A-2d WAL (yrs)                  10.92             8.57              6.90
     First Payment Date       5/25/2015         8/25/2013        5/25/2010
     Expected Final Maturity  5/25/2020         8/25/2017        9/25/2015
     Window                    96 - 156         75 - 123          36 - 100
---------------------------------------------------------------------------
M-1  WAL (yrs)                   6.99             5.71              5.46
     First Payment Date       6/25/2010         1/25/2011        10/25/2011
     Expected Final Maturity  5/25/2020         8/25/2017        9/25/2015
     Window                    37 - 156         44 - 123          53 - 100
---------------------------------------------------------------------------
M-2  WAL (yrs)                   6.99             5.65              5.13
     First Payment Date       6/25/2010        11/25/2010        5/25/2011
     Expected Final Maturity  5/25/2020         8/25/2017        9/25/2015
     Window                    37 - 156         42 - 123          48 - 100
---------------------------------------------------------------------------
M-3  WAL (yrs)                   6.99             5.61              4.97
     First Payment Date       6/25/2010        10/25/2010        2/25/2011
     Expected Final Maturity  5/25/2020         8/25/2017        9/25/2015
     Window                    37 - 156         41 - 123          45 - 100
---------------------------------------------------------------------------
M-4  WAL (yrs)                   6.99             5.59              4.89
     First Payment Date       6/25/2010         9/25/2010        1/25/2011
     Expected Final Maturity  5/25/2020         8/25/2017        9/25/2015
     Window                    37 - 156         40 - 123          44 - 100
---------------------------------------------------------------------------
M-5  WAL (yrs)                   6.99             5.58              4.84
     First Payment Date       6/25/2010         8/25/2010        11/25/2010
     Expected Final Maturity  5/25/2020         8/25/2017        9/25/2015
     Window                    37 - 156         39 - 123          42 - 100
---------------------------------------------------------------------------
M-6  WAL (yrs)                   6.99             5.57              4.79
     First Payment Date       6/25/2010         8/25/2010        10/25/2010
     Expected Final Maturity  5/25/2020         8/25/2017        9/25/2015
     Window                    37 - 156         39 - 123          41 - 100
---------------------------------------------------------------------------
B-1  WAL (yrs)                   6.99             5.57              4.76
     First Payment Date       6/25/2010         7/25/2010        9/25/2010
     Expected Final Maturity  5/25/2020         8/25/2017        9/25/2015
     Window                    37 - 156         38 - 123          40 - 100
---------------------------------------------------------------------------
B-2  WAL (yrs)                   6.99             5.55              4.73
     First Payment Date       6/25/2010         7/25/2010        9/25/2010
     Expected Final Maturity  5/25/2020         8/25/2017        9/25/2015
     Window                    37 - 156         38 - 123          40 - 100
---------------------------------------------------------------------------
B-3  WAL (yrs)                   6.99             5.55              4.70
     First Payment Date       6/25/2010         7/25/2010        8/25/2010
     Expected Final Maturity  5/25/2020         8/25/2017        9/25/2015
     Window                    37 - 156         38 - 123          39 - 100
---------------------------------------------------------------------------
B-4  WAL (yrs)                   6.99             5.55              4.69
     First Payment Date       6/25/2010         6/25/2010        7/25/2010
     Expected Final Maturity  5/25/2020         8/25/2017        9/25/2015
     Window                    37 - 156         37 - 123          38 - 100
---------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

CPR Sensitivity
To MATURITY

---------------------------------------------------------------------------
     CPR (%)                      20               25                30
---------------------------------------------------------------------------
A-1  WAL (yrs)                   3.30             2.55              1.93
     First Payment Date       6/25/2007         6/25/2007        6/25/2007
     Expected Final Maturity  8/25/2029         3/25/2025        12/25/2021
     Window                    1 - 267           1 - 214          1 - 175
---------------------------------------------------------------------------
A-2a WAL (yrs)                   1.04             0.82              0.67
     First Payment Date       6/25/2007         6/25/2007        6/25/2007
     Expected Final Maturity  8/25/2009         2/25/2009        10/25/2008
     Window                     1 - 27           1 - 21            1 - 17
---------------------------------------------------------------------------
A-2b WAL (yrs)                   2.70             2.10              1.71
     First Payment Date       8/25/2009         2/25/2009        10/25/2008
     Expected Final Maturity  9/25/2010        11/25/2009        5/25/2009
     Window                    27 - 40           21 - 30          17 - 24
---------------------------------------------------------------------------
A-2c WAL (yrs)                   5.22             3.86              2.48
     First Payment Date       9/25/2010        11/25/2009        5/25/2009
     Expected Final Maturity  5/25/2015         8/25/2013        5/25/2010
     Window                    40 - 96           30 - 75          24 - 36
---------------------------------------------------------------------------
A-2d WAL (yrs)                  12.01             9.44              7.61
     First Payment Date       5/25/2015         8/25/2013        5/25/2010
     Expected Final Maturity  7/25/2029         2/25/2025        11/25/2021
     Window                    96 - 266         75 - 213          36 - 174
---------------------------------------------------------------------------
M-1  WAL (yrs)                   7.32             5.97              5.68
     First Payment Date       6/25/2010         1/25/2011        10/25/2011
     Expected Final Maturity  3/25/2027         2/25/2023        3/25/2020
     Window                    37 - 238         44 - 189          53 - 154
---------------------------------------------------------------------------
M-2  WAL (yrs)                   7.31             5.90              5.33
     First Payment Date       6/25/2010        11/25/2010        5/25/2011
     Expected Final Maturity  7/25/2026         8/25/2022        10/25/2019
     Window                    37 - 230         42 - 183          48 - 149
---------------------------------------------------------------------------
M-3  WAL (yrs)                   7.29             5.85              5.17
     First Payment Date       6/25/2010        10/25/2010        2/25/2011
     Expected Final Maturity  11/25/2025        1/25/2022        4/25/2019
     Window                    37 - 222         41 - 176          45 - 143
---------------------------------------------------------------------------
M-4  WAL (yrs)                   7.28             5.82              5.08
     First Payment Date       6/25/2010         9/25/2010        1/25/2011
     Expected Final Maturity  5/25/2025         8/25/2021        12/25/2018
     Window                    37 - 216         40 - 171          44 - 139
---------------------------------------------------------------------------
M-5  WAL (yrs)                   7.26             5.80              5.01
     First Payment Date       6/25/2010         8/25/2010        11/25/2010
     Expected Final Maturity  11/25/2024        3/25/2021        8/25/2018
     Window                    37 - 210         39 - 166          42 - 135
---------------------------------------------------------------------------
M-6  WAL (yrs)                   7.24             5.76              4.95
     First Payment Date       6/25/2010         8/25/2010        10/25/2010
     Expected Final Maturity  4/25/2024         9/25/2020        3/25/2018
     Window                    37 - 203         39 - 160          41 - 130
---------------------------------------------------------------------------
B-1  WAL (yrs)                   7.21             5.73              4.89
     First Payment Date       6/25/2010         7/25/2010        9/25/2010
     Expected Final Maturity  9/25/2023         3/25/2020        11/25/2017
     Window                    37 - 196         38 - 154          40 - 126
---------------------------------------------------------------------------
B-2  WAL (yrs)                   7.17             5.69              4.84
     First Payment Date       6/25/2010         7/25/2010        9/25/2010
     Expected Final Maturity  12/25/2022        9/25/2019        5/25/2017
     Window                    37 - 187         38 - 148          40 - 120
---------------------------------------------------------------------------
B-3  WAL (yrs)                   7.12             5.65              4.78
     First Payment Date       6/25/2010         7/25/2010        8/25/2010
     Expected Final Maturity  4/25/2022         2/25/2019        11/25/2016
     Window                    37 - 179         38 - 141          39 - 114
---------------------------------------------------------------------------
B-4  WAL (yrs)                   7.05             5.59              4.72
     First Payment Date       6/25/2010         6/25/2010        7/25/2010
     Expected Final Maturity  6/25/2021         6/25/2018        5/25/2016
     Window                    37 - 169         37 - 133          38 - 108
---------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-1 Cap (%)   A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)   A-2d Cap (%)
------   -----------   ------------   ------------   ------------   ------------
         Actual/360     Actual/360     Actual/360     Actual/360     Actual/360

   0         -              -              -               -             -
   1       20.20          20.08          20.15           20.21         20.28
   2       19.91          19.87          19.87           19.87         19.87
   3       19.51          19.46          19.46           19.46         19.46
   4       19.37          19.33          19.33           19.33         19.33
   5       19.51          19.46          19.46           19.46         19.46
   6       19.11          19.06          19.06           19.06         19.06
   7       19.25          19.20          19.20           19.20         19.20
   8       18.85          18.81          18.81           18.81         18.81
   9       18.72          18.68          18.68           18.68         18.68
  10       19.17          19.12          19.12           19.12         19.12
  11       18.48          18.44          18.44           18.44         18.44
  12       20.34          20.30          20.30           20.30         20.30
  13       20.05          20.01          20.01           20.01         20.01
  14       20.06          20.02          20.02           20.02         20.02
  15       19.78          19.74          19.74           19.74         19.74
  16       19.65          19.61          19.61           19.61         19.61
  17       19.69          19.64          19.64           19.64         19.64
  18       19.41          19.37          19.37           19.37         19.37
  19       19.46          19.41          19.41           19.41         19.41
  20       19.18          19.12          19.12           19.12         19.12
  21       18.39            -            18.31           18.31         18.31
  22       19.03            -            18.96           18.96         18.96
  23       18.20            -            18.14           18.14         18.14
  24       18.41            -            18.35           18.35         18.35
  25       18.12            -            18.06           18.06         18.06
  26       18.32            -            18.24           18.24         18.24
  27       16.74            -            16.66           16.66         16.66
  28       16.65            -            16.59           16.59         16.59
  29       17.04            -              -             16.97         16.97
  30       16.78            -              -             16.71         16.71
  31       17.20            -              -             17.13         17.13
  32       16.95            -              -             16.84         16.84
  33       16.47            -              -             16.38         16.38
  34       17.98            -              -             17.90         17.90
  35       16.79            -              -             16.73         16.73
  36       17.48            -              -             17.41         17.41
  37      113.96            -              -            114.19         96.72
  38       47.09            -              -             47.62         20.28
  39       28.00            -              -             28.07         20.28
  40       27.52            -              -             27.62         20.28
  41       28.26            -              -             28.42         20.28
  42       26.36            -              -             26.47         20.28
  43       27.09            -              -             27.27         20.28
  44       25.36            -              -             25.46         20.28
  45       25.47            -              -             25.68         20.28

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-1 Cap (%)   A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)   A-2d Cap (%)
------   -----------   ------------   ------------   ------------   ------------
         Actual/360     Actual/360     Actual/360     Actual/360     Actual/360

  46       28.90            -              -             29.71         20.28
  47       24.40            -              -             24.84         20.28
  48       21.82            -              -             23.78         20.28
  49       20.20            -              -             20.21         20.28
  50       20.20            -              -             20.21         20.28
  51       20.20            -              -             20.21         20.28
  52       20.20            -              -             20.21         20.28
  53       20.20            -              -             20.21         20.28
  54       20.20            -              -             20.21         20.28
  55       20.20            -              -             20.21         20.28
  56       20.20            -              -             20.21         20.28
  57       20.20            -              -             20.21         20.28
  58       20.20            -              -             20.21         20.28
  59       20.20            -              -             20.21         20.28
  60       20.20            -              -             20.21         20.28
  61       20.20            -              -             20.21         20.28
  62       20.20            -              -             20.21         20.28
  63       20.20            -              -             20.21         20.28
  64       20.20            -              -             20.21         20.28
  65       20.20            -              -             20.21         20.28
  66       20.20            -              -             20.21         20.28
  67       20.20            -              -             20.21         20.28
  68       20.20            -              -             20.21         20.28
  69       20.20            -              -             20.21         20.28
  70       20.20            -              -             20.21         20.28
  71       20.20            -              -               -           20.28
  72       20.20            -              -               -           20.28
  73       20.20            -              -               -           20.28
  74       20.20            -              -               -           20.28
  75       20.20            -              -               -           20.28
  76       20.20            -              -               -           20.28
  77       20.20            -              -               -           20.28
  78       20.20            -              -               -           20.28
  79       20.20            -              -               -           20.28
  80       20.20            -              -               -           20.28
  81       20.20            -              -               -           20.28
  82       20.20            -              -               -           20.28
  83       20.20            -              -               -           20.28
  84       20.20            -              -               -           20.28
  85       20.20            -              -               -           20.28
  86       20.20            -              -               -           20.28
  87       20.20            -              -               -           20.28
  88       20.20            -              -               -           20.28
  89       20.20            -              -               -           20.28
  90       20.20            -              -               -           20.28
  91       20.20            -              -               -           20.28

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-1 Cap (%)   A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)   A-2d Cap (%)
------   -----------   ------------   ------------   ------------   ------------
         Actual/360     Actual/360     Actual/360     Actual/360     Actual/360

  92       20.20            -              -               -           20.28
  93       20.20            -              -               -           20.28
  94       20.20            -              -               -           20.28
  95       20.20            -              -               -           20.28
  96       20.20            -              -               -           20.28
  97       20.20            -              -               -           20.28
  98       20.20            -              -               -           20.28
  99       20.20            -              -               -           20.28
  100      20.20            -              -               -           20.28
  101      20.20            -              -               -           20.28
  102      20.20            -              -               -           20.28
  103      20.20            -              -               -           20.28
  104      20.20            -              -               -           20.28
  105      20.20            -              -               -           20.28
  106      20.20            -              -               -           20.28
  107      20.20            -              -               -           20.28
  108      20.20            -              -               -           20.28
  109      20.20            -              -               -           20.28
  110      20.20            -              -               -           20.28
  111      20.20            -              -               -           20.28
  112      20.20            -              -               -           20.28
  113      20.20            -              -               -           20.28
  114      20.20            -              -               -           20.28
  115      20.20            -              -               -           20.28
  116      14.45            -              -               -           14.40
  117      14.51            -              -               -           14.46
  118      16.13            -              -               -           16.08
  119      14.63            -              -               -           14.59
  120      15.18            -              -               -           15.14
  121      14.76            -              -               -           14.72
  122      15.32            -              -               -           15.28
  123      14.90            -              -               -           14.85
  124      14.97            -              -               -           14.92
  125      15.54            -              -               -           15.50
  126      15.12            -              -               -           15.07
  127      15.70            -              -               -           15.66
  128      15.27            -              -               -           15.23
  129      15.36            -              -               -           15.31
  130      17.10            -              -               -           17.05
  131      15.53            -              -               -           15.49
  132      16.14            -              -               -           16.10
  133      15.71            -              -               -           15.67
  134      16.33            -              -               -           16.29
  135      15.90            -              -               -           15.86
  136      16.00            -              -               -           15.96
  137      16.64            -              -               -           16.60

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-1 Cap (%)   A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)   A-2d Cap (%)
------   -----------   ------------   ------------   ------------   ------------
         Actual/360     Actual/360     Actual/360     Actual/360     Actual/360

  138      16.21            -              -               -           16.17
  139      16.86            -              -               -           16.82
  140      16.43            -              -               -           16.39
  141      16.55            -              -               -           16.50
  142      18.45            -              -               -           18.40
  143      16.78            -              -               -           16.74
  144      17.47            -              -               -           17.43
  145      17.04            -              -               -           17.00
  146      17.74            -              -               -           17.70
  147      17.30            -              -               -           17.26
  148      17.44            -              -               -           17.40
  149      18.17            -              -               -           18.13
  150      17.73            -              -               -           17.69
  151      18.48            -              -               -           18.44
  152      18.04            -              -               -           18.00
  153      18.20            -              -               -           18.15
  154      19.63            -              -               -           19.58
  155      18.53            -              -               -           18.49
  156      19.32            -              -               -           19.28
  157      18.88            -              -               -           18.84
  158      19.69            -              -               -           19.65
  159      19.25            -              -               -           19.21
  160      19.44            -              -               -           19.40
  161      20.29            -              -               -           20.25
  162      19.84            -              -               -           19.80
  163      20.72            -              -               -           20.67
  164      20.26            -              -               -           20.22
  165      20.48            -              -               -           20.44
  166      22.93            -              -               -           22.88
  167      20.94            -              -               -           20.90
  168      21.89            -              -               -           21.85
  169      21.43            -              -               -           21.39
  170      22.40            -              -               -           22.36
  171      21.94            -              -               -           21.90
  172      22.20            -              -               -           22.16
  173      23.23            -              -               -           23.19
  174      22.76            -              -               -           22.72
  175      23.81            -              -               -           23.77
  176      23.34            -              -               -           23.30
  177      23.65            -              -               -           23.61
  178      26.53            -              -               -           26.48
  179      24.28            -              -               -           24.24
  180      25.63            -              -               -           25.59
  181      25.58            -              -               -           25.54
  182      27.31            -              -               -           27.27
  183      27.36            -              -               -           27.33

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-1 Cap (%)   A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)   A-2d Cap (%)
------   -----------   ------------   ------------   ------------   ------------
         Actual/360     Actual/360     Actual/360     Actual/360     Actual/360

  184      28.40            -              -               -           28.36
  185      30.54            -              -               -           30.50
  186      30.84            -              -               -           30.80
  187      33.36            -              -               -           33.32
  188      33.92            -              -               -           33.88
  189      35.79            -              -               -           35.75
  190      42.00            -              -               -           41.95
  191      40.43            -              -               -           40.39
  192      44.81            -              -               -           44.77
  193      46.87            -              -               -           46.83
  194      52.82            -              -               -           52.78
  195      56.38            -              -               -           56.34
  196      63.05            -              -               -           63.01
  197      74.19            -              -               -           74.15
  198      83.75            -              -               -           83.72
  199     104.44            -              -               -          104.41
  200     128.40            -              -               -          128.36
  201     177.89            -              -               -          177.85
  202     315.17            -              -               -          315.13
  203        -              -              -               -             *
  204        -              -              -               -             -

* In Period 203 the Class A-2d has a beginning balance of approximately $82,485 and is paid approximately $157,187 in interest.

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period  M-1 Cap(%)  M-2 Cap(%)  M-3 Cap(%)  M-4 Cap(%)  M-5 Cap(%)  M-6 Cap(%)  B-1 Cap(%)  B-2 Cap(%)  B-3 Cap(%)  B-4 Cap(%)
------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
        Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360
  0         -           -           -           -           -           -           -           -           -           -
  1       20.30       20.31       20.34       20.50       20.70       21.00       22.00       22.00       22.00       22.00
  2       19.34       19.34       19.34       19.34       19.34       19.34       19.34       19.34       19.34       19.34
  3       18.94       18.94       18.94       18.94       18.94       18.94       18.94       18.94       18.94       18.94
  4       18.79       18.79       18.79       18.79       18.79       18.79       18.79       18.79       18.79       18.79
  5       18.88       18.88       18.88       18.88       18.88       18.88       18.88       18.88       18.88       18.88
  6       18.48       18.48       18.48       18.48       18.48       18.48       18.48       18.48       18.48       18.48
  7       18.58       18.58       18.58       18.58       18.58       18.58       18.58       18.58       18.58       18.58
  8       18.18       18.18       18.18       18.18       18.18       18.18       18.18       18.18       18.18       18.18
  9       18.03       18.03       18.03       18.03       18.03       18.03       18.03       18.03       18.03       18.03
  10      18.40       18.40       18.40       18.40       18.40       18.40       18.40       18.40       18.40       18.40
  11      17.74       17.74       17.74       17.74       17.74       17.74       17.74       17.74       17.74       17.74
  12      19.54       19.54       19.54       19.54       19.54       19.54       19.54       19.54       19.54       19.54
  13      19.25       19.25       19.25       19.25       19.25       19.25       19.25       19.25       19.25       19.25
  14      19.20       19.20       19.20       19.20       19.20       19.20       19.20       19.20       19.20       19.20
  15      18.91       18.91       18.91       18.91       18.91       18.91       18.91       18.91       18.91       18.91
  16      18.74       18.74       18.74       18.74       18.74       18.74       18.74       18.74       18.74       18.74
  17      18.71       18.71       18.71       18.71       18.71       18.71       18.71       18.71       18.71       18.71
  18      18.42       18.42       18.42       18.42       18.42       18.42       18.42       18.42       18.42       18.42
  19      18.39       18.39       18.39       18.39       18.39       18.39       18.39       18.39       18.39       18.39
  20      18.08       18.08       18.08       18.08       18.08       18.08       18.08       18.08       18.08       18.08
  21      17.08       17.08       17.08       17.08       17.08       17.08       17.08       17.08       17.08       17.08
  22      17.51       17.51       17.51       17.51       17.51       17.51       17.51       17.51       17.51       17.51
  23      16.76       16.76       16.76       16.76       16.76       16.76       16.76       16.76       16.76       16.76
  24      16.86       16.86       16.86       16.86       16.86       16.86       16.86       16.86       16.86       16.86
  25      16.54       16.54       16.54       16.54       16.54       16.54       16.54       16.54       16.54       16.54
  26      16.57       16.57       16.57       16.57       16.57       16.57       16.57       16.57       16.57       16.57
  27      14.81       14.81       14.81       14.81       14.81       14.81       14.81       14.81       14.81       14.81
  28      14.61       14.61       14.61       14.61       14.61       14.61       14.61       14.61       14.61       14.61
  29      14.82       14.82       14.82       14.82       14.82       14.82       14.82       14.82       14.82       14.82
  30      14.50       14.50       14.50       14.50       14.50       14.50       14.50       14.50       14.50       14.50
  31      14.70       14.70       14.70       14.70       14.70       14.70       14.70       14.70       14.70       14.70
  32      14.31       14.31       14.31       14.31       14.31       14.31       14.31       14.31       14.31       14.31
  33      13.43       13.43       13.43       13.43       13.43       13.43       13.43       13.43       13.43       13.43
  34      14.38       14.38       14.38       14.38       14.38       14.38       14.38       14.38       14.38       14.38
  35      13.31       13.31       13.31       13.31       13.31       13.31       13.31       13.31       13.31       13.31
  36      13.62       13.62       13.62       13.62       13.62       13.62       13.62       13.62       13.62       13.62
  37      13.81       13.81       13.82       13.85       13.88       13.94       14.13       14.13       14.13       14.13
  38      13.98       13.98       13.99       14.01       14.05       14.10       14.28       14.28       14.28       14.28
  39      14.20       14.20       14.21       14.23       14.26       14.31       14.47       14.51       14.71       14.71
  40      14.25       14.25       14.25       14.28       14.31       14.36       14.78       14.78       14.77       14.77
  41      14.57       14.58       14.58       14.60       14.72       14.90       15.11       15.11       15.11       15.11
  42      14.20       14.20       14.21       14.35       14.49       14.55       14.76       14.76       14.76       14.76
  43      14.54       14.54       14.65       14.80       14.84       14.90       15.12       15.12       15.11       15.11
  44      14.12       14.15       14.36       14.39       14.42       14.48       14.70       14.70       14.69       14.69
  45      14.30       14.41       14.53       14.56       14.59       14.65       14.85       14.85       14.84       14.84
  46      15.53       15.74       15.77       15.80       15.83       15.89       16.09       16.09       16.08       16.08


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period  M-1 Cap(%)  M-2 Cap(%)  M-3 Cap(%)  M-4 Cap(%)  M-5 Cap(%)  M-6 Cap(%)  B-1 Cap(%)  B-2 Cap(%)  B-3 Cap(%)  B-4 Cap(%)
------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
        Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360
  47      14.34       14.56       14.56       14.58       14.62       14.68       14.89       14.89       14.88       14.88
  48      17.07       15.80       15.78       15.84       15.92       16.05       16.52       16.52       16.51       16.51
  49      19.72       15.45       15.43       15.49       15.58       15.72       16.20       16.19       16.18       16.18
  50      24.13       15.90       15.89       15.95       16.03       16.17       16.66       16.66       16.64       16.64
  51      20.38       15.61       15.60       15.66       15.75       15.89       16.38       16.38       16.37       16.37
  52      20.29       15.59       15.57       15.64       15.72       15.86       16.35       16.35       16.34       16.34
  53      24.81       15.94       15.93       15.99       16.07       16.21       16.69       16.69       16.68       16.68
  54      20.16       15.54       15.53       15.59       15.67       15.81       16.30       16.29       16.28       16.28
  55      24.63       15.89       15.87       15.94       16.02       16.15       16.63       16.63       16.62       16.62
  56      20.18       15.51       15.50       15.56       15.64       15.78       16.26       16.26       16.25       16.25
  57      20.50       15.52       15.51       15.57       15.65       15.79       16.26       16.26       16.25       16.25
  58      29.86       16.27       16.25       16.31       16.39       16.52       16.99       16.99       16.97       16.97
  59      20.35       15.47       15.46       15.52       15.60       15.73       16.21       16.20       16.19       16.19
  60      24.84       15.82       15.80       15.86       15.94       16.08       16.54       16.54       16.53       16.53
  61      20.17       15.42       15.40       15.46       15.54       15.68       16.14       16.14       16.13       16.13
  62      24.65       15.76       15.75       15.81       15.89       16.02       16.48       16.47       16.46       16.46
  63      20.01       15.36       15.34       15.40       15.48       15.61       16.07       16.07       16.06       16.06
  64      19.92       15.33       15.32       15.37       15.45       15.58       16.04       16.04       16.03       16.03
  65      24.40       15.67       15.66       15.72       15.80       15.92       16.37       16.37       16.36       16.36
  66      19.75       15.27       15.26       15.32       15.39       15.52       15.98       15.97       15.96       15.96
  67      24.23       15.62       15.61       15.66       15.74       15.86       16.31       16.31       16.30       16.30
  68      19.58       15.21       15.20       15.26       15.34       15.46       15.91       15.91       15.90       15.90
  69      19.51       15.18       15.17       15.23       15.31       15.43       15.88       15.87       15.86       15.86
  70      34.07       16.36       16.35       16.40       16.48       16.60       17.03       17.02       17.01       17.01
  71      19.33       15.13       15.12       15.17       15.25       15.37       15.81       15.81       15.80       15.80
  72      23.82       15.47       15.46       15.52       15.59       15.72       16.15       16.15       16.14       16.14
  73      16.56       12.17       12.17       12.17       12.17       12.17       12.17       12.17       12.17       12.17
  74      21.09       12.57       12.57       12.57       12.57       12.57       12.57       12.57       12.57       12.57
  75      16.47       12.16       12.16       12.16       12.16       12.16       12.16       12.16       12.16       12.16
  76      16.42       12.15       12.15       12.15       12.15       12.15       12.15       12.15       12.15       12.15
  77      20.95       12.55       12.55       12.55       12.55       12.55       12.55       12.55       12.55       12.55
  78      16.33       12.14       12.14       12.14       12.14       12.14       12.14       12.14       12.14       12.14
  79      20.85       12.54       12.54       12.54       12.54       12.54       12.54       12.54       12.54       12.54
  80      16.22       12.13       12.13       12.13       12.13       12.13       12.13       12.13       12.13       12.13
  81      16.18       12.12       12.12       12.12       12.12       12.12       12.12       12.12       12.12       12.12
  82      30.83       13.42       13.42       13.42       13.42       13.42       13.42       13.42       13.42       13.42
  83      16.08       12.11       12.11       12.11       12.11       12.11       12.11       12.11       12.11       12.11
  84      20.60       12.51       12.51       12.51       12.51       12.51       12.51       12.51       12.51       12.51
  85      15.98       12.10       12.10       12.10       12.10       12.10       12.10       12.10       12.10       12.10
  86      20.50       12.50       12.50       12.50       12.50       12.50       12.50       12.50       12.50       12.50
  87      15.88       12.09       12.09       12.09       12.09       12.09       12.09       12.09       12.09       12.09
  88      15.83       12.08       12.08       12.08       12.08       12.08       12.08       12.08       12.08       12.08
  89      20.34       12.48       12.48       12.48       12.48       12.48       12.48       12.48       12.48       12.48
  90      15.73       12.07       12.07       12.07       12.07       12.07       12.07       12.07       12.07       12.07
  91      20.24       12.46       12.46       12.46       12.46       12.46       12.46       12.46       12.46       12.46
  92      15.63       12.06       12.06       12.06       12.06       12.06       12.06       12.06       12.06       12.06
  93      15.58       12.05       12.05       12.05       12.05       12.05       12.05       12.05       12.05       12.05
  94      30.17       13.33       13.33       13.33       13.33       13.33       13.33       13.33       13.33       13.33


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period  M-1 Cap(%)  M-2 Cap(%)  M-3 Cap(%)  M-4 Cap(%)  M-5 Cap(%)  M-6 Cap(%)  B-1 Cap(%)  B-2 Cap(%)  B-3 Cap(%)  B-4 Cap(%)
------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
        Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360
  95      15.48       12.04       12.04       12.04       12.04       12.04       12.04       12.04       12.04       12.04
  96      19.98       12.43       12.43       12.43       12.43       12.43       12.43       12.43       12.43       12.43
  97      15.38       12.03       12.03       12.03       12.03       12.03       12.03       12.03       12.03       12.03
  98      19.88       12.42       12.42       12.42       12.42       12.42       12.42       12.42       12.42       12.42
  99      15.28       12.01       12.01       12.01       12.01       12.01       12.01       12.01       12.01       12.01
 100      15.23       12.01       12.01       12.01       12.01       12.01       12.01       12.01       12.01       12.01
 101      19.73       12.40       12.40       12.40       12.40       12.40       12.40       12.40       12.40       12.40
 102      15.14       11.99       11.99       11.99       11.99       11.99       11.99       11.99       11.99       11.99
 103      19.63       12.39       12.39       12.39       12.39       12.39       12.39       12.39       12.39       12.39
 104      15.04       11.98       11.98       11.98       11.98       11.98       11.98       11.98       11.98       11.98
 105      14.99       11.98       11.98       11.98       11.98       11.98       11.98       11.98       11.98       11.98
 106      24.32       12.79       12.79       12.79       12.79       12.79       12.79       12.79       12.79       12.79
 107      14.89       11.96       11.96       11.96       11.96       11.96       11.96       11.96       11.96       11.96
 108      19.38       12.36       12.36       12.36       12.36       12.36       12.36       12.36       12.36       12.36
 109      14.80       11.95       11.95       11.95       11.95       11.95       11.95       11.95       11.95       11.95
 110      19.28       12.34       12.34       12.34       12.34       12.34       12.34       12.34       12.34       12.34
 111      14.70       11.94       11.94       11.94       11.94       11.94       11.94       11.94       11.94       11.94
 112      14.66       11.93       11.93       11.93       11.93       11.93       11.93       11.93       11.93       11.93
 113      19.13       12.32       12.32       12.32       12.32       12.32       12.32       12.32       12.32       12.32
 114      14.56       11.92       11.92       11.92       11.92       11.92       11.92       11.92       11.92       11.92
 115      13.88       12.31       12.31       12.31       12.31       12.31       12.31       12.31       12.31       12.31
 116      11.91       11.91       11.91       11.91       11.91       11.91       11.91       11.91       11.91       11.91
 117      11.90       11.90       11.90       11.90       11.90       11.90       11.90       11.90       11.90       11.90
 118      13.17       13.17       13.17       13.17       13.17       13.17       13.17       13.17       13.17       13.17
 119      11.89       11.89       11.89       11.89       11.89       11.89       11.89       11.89       11.89       11.89
 120      12.28       12.28       12.28       12.28       12.28       12.28       12.28       12.28       12.28       12.28
 121      11.88       11.88       11.88       11.88       11.88       11.88       11.88       11.88       11.88       11.88
 122      12.27       12.27       12.27       12.27       12.27       12.27       12.27       12.27       12.27       12.27
 123      11.86       11.86       11.86       11.86       11.86       11.86       11.86       11.86       11.86       11.86
 124      11.86       11.86       11.86       11.86       11.86       11.86       11.86       11.86       11.86       11.86
 125      12.25       12.25       12.25       12.25       12.25       12.25       12.25       12.25       12.25       12.25
 126      11.85       11.85       11.85       11.85       11.85       11.85       11.85       11.85       11.85         -
 127      12.23       12.23       12.23       12.23       12.23       12.23       12.23       12.23       12.23         -
 128      11.83       11.83       11.83       11.83       11.83       11.83       11.83       11.83       11.83         -
 129      11.83       11.83       11.83       11.83       11.83       11.83       11.83       11.83       11.83         -
 130      13.09       13.09       13.09       13.09       13.09       13.09       13.09       13.09       13.09         -
 131      11.81       11.81       11.81       11.81       11.81       11.81       11.81       11.81       11.81         -
 132      12.20       12.20       12.20       12.20       12.20       12.20       12.20       12.20       12.20         -
 133      11.80       11.80       11.80       11.80       11.80       11.80       11.80       11.80       11.80         -
 134      12.19       12.19       12.19       12.19       12.19       12.19       12.19       12.19         -           -
 135      11.79       11.79       11.79       11.79       11.79       11.79       11.79       11.79         -           -
 136      11.78       11.78       11.78       11.78       11.78       11.78       11.78       11.78         -           -
 137      12.17       12.17       12.17       12.17       12.17       12.17       12.17       12.17         -           -
 138      11.77       11.77       11.77       11.77       11.77       11.77       11.77       11.77         -           -
 139      12.16       12.16       12.16       12.16       12.16       12.16       12.16       12.16         -           -
 140      11.76       11.76       11.76       11.76       11.76       11.76       11.76         -           -           -
 141      11.75       11.75       11.75       11.75       11.75       11.75       11.75         -           -           -
 142      13.01       13.01       13.01       13.01       13.01       13.01       13.01         -           -           -


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period  M-1 Cap(%)  M-2 Cap(%)  M-3 Cap(%)  M-4 Cap(%)  M-5 Cap(%)  M-6 Cap(%)  B-1 Cap(%)  B-2 Cap(%)  B-3 Cap(%)  B-4 Cap(%)
------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
        Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360  Actual/360
 143      11.74       11.74       11.74       11.74       11.74       11.74       11.74         -           -           -
 144      12.13       12.13       12.13       12.13       12.13       12.13       12.13         -           -           -
 145      11.73       11.73       11.73       11.73       11.73       11.73       11.73         -           -           -
 146      12.11       12.11       12.11       12.11       12.11       12.11       12.11         -           -           -
 147      11.72       11.72       11.72       11.72       11.72       11.72         -           -           -           -
 148      11.71       11.71       11.71       11.71       11.71       11.71         -           -           -           -
 149      12.09       12.09       12.09       12.09       12.09       12.09         -           -           -           -
 150      11.70       11.70       11.70       11.70       11.70       11.70         -           -           -           -
 151      12.08       12.08       12.08       12.08       12.08       12.08         -           -           -           -
 152      11.69       11.69       11.69       11.69       11.69         -           -           -           -           -
 153      11.68       11.68       11.68       11.68       11.68         -           -           -           -           -
 154      12.48       12.48       12.48       12.48       12.48         -           -           -           -           -
 155      11.67       11.67       11.67       11.67       11.67         -           -           -           -           -
 156      12.05       12.05       12.05       12.05       12.05         -           -           -           -           -
 157      11.66       11.66       11.66       11.66       11.66         -           -           -           -           -
 158      12.04       12.04       12.04       12.04         -           -           -           -           -           -
 159      11.64       11.64       11.64       11.64         -           -           -           -           -           -
 160      11.64       11.64       11.64       11.64         -           -           -           -           -           -
 161      12.02       12.02       12.02       12.02         -           -           -           -           -           -
 162      11.63       11.63       11.63         -           -           -           -           -           -           -
 163      12.01       12.01       12.01         -           -           -           -           -           -           -
 164      11.61       11.61       11.61         -           -           -           -           -           -           -
 165      11.61       11.61       11.61         -           -           -           -           -           -           -
 166      12.85       12.85       12.85         -           -           -           -           -           -           -
 167      11.60       11.60         -           -           -           -           -           -           -           -
 168      11.98       11.98         -           -           -           -           -           -           -           -
 169      11.59       11.59         -           -           -           -           -           -           -           -
 170      11.97       11.97         -           -           -           -           -           -           -           -
 171      11.57       11.57         -           -           -           -           -           -           -           -
 172      11.57       11.57         -           -           -           -           -           -           -           -
 173      11.95       11.95         -           -           -           -           -           -           -           -
 174      11.56         -           -           -           -           -           -           -           -           -
 175      11.93         -           -           -           -           -           -           -           -           -
 176      11.54         -           -           -           -           -           -           -           -           -
 177      11.54         -           -           -           -           -           -           -           -           -
 178      12.77         -           -           -           -           -           -           -           -           -
 179      11.53         -           -           -           -           -           -           -           -           -
 180        -           -           -           -           -           -           -           -           -           -


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider and any payments from the Interest Rate Cap
(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Interest Rate Swap Schedule

Swap Rate: 5.100%

             Period   Start Accrual   End Accrual   Swap Notional
             ------   -------------   -----------   --------------
                1       5/31/2007       6/25/2007         --
                2       6/25/2007       7/25/2007         --
                3       7/25/2007       8/25/2007         --
                4       8/25/2007       9/25/2007         --
                5       9/25/2007      10/25/2007         --
                6      10/25/2007      11/25/2007         --
                7      11/25/2007      12/25/2007         --
                8      12/25/2007       1/25/2008         --
                9       1/25/2008       2/25/2008         --
               10       2/25/2008       3/25/2008         --
               11       3/25/2008       4/25/2008         --
               12       4/25/2008       5/25/2008   738,241,180.80
               13       5/25/2008       6/25/2008   707,185,162.85
               14       6/25/2008       7/25/2008   677,428,474.05
               15       7/25/2008       8/25/2008   648,928,449.39
               16       8/25/2008       9/25/2008   621,637,617.19
               17       9/25/2008      10/25/2008   595,504,276.89
               18      10/25/2008      11/25/2008   570,478,953.55
               19      11/25/2008      12/25/2008   545,980,232.06
               20      12/25/2008       1/25/2009   517,916,835.82
               21       1/25/2009       2/25/2009   407,946,223.43
               22       2/25/2009       3/25/2009   383,568,718.53
               23       3/25/2009       4/25/2009   367,765,475.53
               24       4/25/2009       5/25/2009   352,619,945.17
               25       5/25/2009       6/25/2009   337,562,740.87
               26       6/25/2009       7/25/2009   318,468,222.36
               27       7/25/2009       8/25/2009   215,888,652.99
               28       8/25/2009       9/25/2009   199,697,784.42
               29       9/25/2009      10/25/2009   191,836,651.76
               30      10/25/2009      11/25/2009   184,288,488.49
               31      11/25/2009      12/25/2009   176,638,059.68
               32      12/25/2009       1/25/2010   162,205,581.68
               33       1/25/2010       2/25/2010    98,404,524.53
               34       2/25/2010       3/25/2010    90,466,176.28
               35       3/25/2010       4/25/2010    86,814,110.04
               36       4/25/2010       5/25/2010    83,750,712.40
               37       5/25/2010       6/25/2010    80,699,940.39
               38       6/25/2010       7/25/2010    73,267,470.53
               39       7/25/2010       8/25/2010    64,234,332.15
               40       8/25/2010       9/25/2010    62,013,969.58
               41       9/25/2010      10/25/2010    59,459,091.38
               42      10/25/2010      11/25/2010    57,456,420.46
               43      11/25/2010      12/25/2010    55,465,481.50
               44      12/25/2010       1/25/2011    50,979,783.96
               45       1/25/2011       2/25/2011    45,583,840.65
               46       2/25/2011       3/25/2011    44,080,263.87
               47       3/25/2011       4/25/2011    42,390,401.70
               48       4/25/2011       5/25/2011    41,020,467.18
               49       5/25/2011       6/25/2011    39,692,875.95
               50       6/25/2011       7/25/2011    38,406,408.56
               51       7/25/2011       8/25/2011    37,159,876.29
               52       8/25/2011       9/25/2011    35,952,120.54
               53       9/25/2011      10/25/2011    34,782,012.36
               54      10/25/2011      11/25/2011    33,639,562.74
               55      11/25/2011      12/25/2011    32,541,891.09
               56      12/25/2011       1/25/2012    31,478,632.42
               57       1/25/2012       2/25/2012    30,401,728.65
               58       2/25/2012       3/25/2012    29,407,829.23
               59       3/25/2012       4/25/2012    28,429,149.99
               60       4/25/2012       5/25/2012    27,478,851.92
               61       5/25/2012       6/25/2012    26,577,009.46
               62       6/25/2012       7/25/2012    25,703,664.72
               63       7/25/2012       8/25/2012    24,810,245.31
               64       8/25/2012       9/25/2012    23,993,517.45
               65       9/25/2012      10/25/2012    23,186,943.98
               66      10/25/2012      11/25/2012    22,407,529.17
               67      11/25/2012      12/25/2012    21,667,575.49
               68      12/25/2012       1/25/2013    20,951,204.07
               69       1/25/2013       2/25/2013    20,230,544.66
               70       2/25/2013       3/25/2013    19,560,438.24
               71       3/25/2013       4/25/2013    18,902,821.10
               72       4/25/2013       5/25/2013    18,270,035.48
               73       5/25/2013       6/25/2013         --

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Interest Rate Cap Schedule

Cap Strike Rate: 7.250%

            Period   Start Accrual   End Accrual     Cap Notional
            ------   -------------   -----------   ----------------
               1       5/31/2007      6/25/2007    1,147,779,301.71
               2       6/25/2007      7/25/2007    1,104,689,826.75
               3       7/25/2007      8/25/2007    1,062,945,982.83
               4       8/25/2007      9/25/2007    1,022,478,840.80
               5       9/25/2007     10/25/2007      983,225,207.61
               6      10/25/2007     11/25/2007      945,127,446.73
               7      11/25/2007     12/25/2007      908,133,287.07
               8      12/25/2007      1/25/2008      872,195,619.57
               9       1/25/2008      2/25/2008      837,272,520.18
              10       2/25/2008      3/25/2008      803,326,522.53
              11       3/25/2008      4/25/2008      770,325,259.75
              12       4/25/2008      5/25/2008             --

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

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                                     Page 32